                                                                    EXHIBIT 99.2


                                CREDIT AGREEMENT

                                      AMONG

                             TEPPCO PARTNERS, L.P.,
                                  AS BORROWER,

                                 SUNTRUST BANK,
                             AS ADMINISTRATIVE AGENT

                                       AND

                                CERTAIN LENDERS,
                                   AS LENDERS

                            DATED AS OF JUNE 27, 2002

                           $200,000,000 TERM FACILITY



--------------------------------------------------------------------------------


                   SUNTRUST ROBINSON HUMPHREY CAPITAL MARKETS,
                  A DIVISION OF SUNTRUST CAPITAL MARKETS, INC.,
                               SOLE LEAD ARRANGER

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                     ARTICLE I DEFINITIONS AND TERMS

Section 1.1. Definitions..........................................................................................1
Section 1.2. Time References.....................................................................................16
Section 1.3. Other References....................................................................................16
Section 1.4. Accounting Principles...............................................................................17

                                        ARTICLE II THE COMMITMENTS

Section 2.1. Term Loan...........................................................................................17
Section 2.2. Borrowing Procedure.................................................................................17
Section 2.3. Effect of Requests..................................................................................18
Section 2.4. Termination of the Commitments......................................................................18

                                        ARTICLE III PAYMENT TERMS

Section 3.1. Notes and Payments..................................................................................18
Section 3.2. Interest and Principal Payments.....................................................................19
Section 3.3. Interest Options....................................................................................20
Section 3.4. Quotation of Rates..................................................................................20
Section 3.5. Default Rate........................................................................................20
Section 3.6. Interest Recapture..................................................................................20
Section 3.7. Interest Calculations...............................................................................21
Section 3.8. Maximum Rate........................................................................................21
Section 3.9. Interest Periods....................................................................................21
Section 3.10. Conversions........................................................................................22
Section 3.11. Order of Application...............................................................................22
Section 3.12. Sharing of Payments, Etc...........................................................................23
Section 3.13. Offset.............................................................................................23
Section 3.14. Booking the Advances...............................................................................23
Section 3.15. Basis Unavailable or Inadequate for LIBOR Rate.....................................................23
Section 3.16. Additional Costs...................................................................................24
Section 3.17. Change in Legal Requirements.......................................................................25
Section 3.18. Funding Loss.......................................................................................25
Section 3.19. Foreign Lenders, Participants and Assignees........................................................25
Section 3.20. Discharge and Reinstatement........................................................................26

                                     ARTICLE IV CONDITIONS PRECEDENT

                                           ARTICLE V GUARANTIES

                                ARTICLE VI REPRESENTATIONS AND WARRANTIES

Section 6.1. Purpose.............................................................................................27
Section 6.2. Subsidiaries and Significant Subsidiaries...........................................................27
Section 6.3. Existence, Authority and Good Standing..............................................................27
Section 6.4. Authorization and Contravention.....................................................................28
Section 6.5. Binding Effect......................................................................................28
Section 6.6. Current Financials..................................................................................28
Section 6.7. Solvency............................................................................................28
Section 6.8. Litigation..........................................................................................28
Section 6.9. Taxes...............................................................................................29
Section 6.10. Compliance with Law and Environmental Matters......................................................29
Section 6.11. Employee Plans.....................................................................................29
Section 6.12. Debt...............................................................................................29
Section 6.13. Properties; Liens..................................................................................29
Section 6.14. Governmental Regulations...........................................................................30
Section 6.15. Transactions with Affiliates.......................................................................30
Section 6.16. Leases.............................................................................................30
Section 6.17. Labor Matters......................................................................................30
Section 6.18. Intellectual Property..............................................................................30
Section 6.19. Insurance..........................................................................................31
Section 6.20. Restrictions on Distributions......................................................................31
Section 6.21. Full Disclosure....................................................................................31

                                    ARTICLE VII AFFIRMATIVE COVENANTS

Section 7.1. Certain Items Furnished.............................................................................31
Section 7.2. Use of Credit.......................................................................................32
Section 7.3. Books and Records...................................................................................33
Section 7.4. Inspections.........................................................................................33
Section 7.5. Taxes...............................................................................................33
Section 7.6. Payment of Material Obligations.....................................................................33
Section 7.7. Expenses............................................................................................33
Section 7.8. Maintenance of Existence, Assets and Business.......................................................34
Section 7.9. Insurance...........................................................................................34
Section 7.10. Environmental Matters..............................................................................34
Section 7.11. Indemnification....................................................................................34

                                     ARTICLE VIII NEGATIVE COVENANTS

Section 8.1. Debt................................................................................................36
Section 8.2. Prepayments.........................................................................................36
Section 8.3. Liens...............................................................................................36
Section 8.4. Employee Plans......................................................................................38
Section 8.5. Transactions with Affiliates........................................................................38
Section 8.6. Compliance with Legal Requirements and Documents....................................................38
Section 8.7. Distributions.......................................................................................38
Section 8.8. Disposition of Assets...............................................................................39
Section 8.9. Mergers, Consolidations and Dissolutions............................................................39
Section 8.10. Amendment of Constituent Documents.................................................................39
Section 8.11. Assignment.........................................................................................39
Section 8.12. Fiscal Year and Accounting Methods.................................................................39
Section 8.13. New Business.......................................................................................39
Section 8.14. Government Regulations.............................................................................40
Section 8.15. Senior Notes.......................................................................................40
Section 8.16. Strict Compliance..................................................................................40
Section 8.17. Restrictive Agreements.............................................................................40

                                      ARTICLE IX FINANCIAL COVENANTS

Section 9.1. Minimum Net Worth...................................................................................41
Section 9.2. Maximum Funded Debt to Pro Forma EBITDA.............................................................41
Section 9.3. Fixed Charge Coverage Ratio.........................................................................41

                                       ARTICLE X EVENTS OF DEFAULT

Section 10.1. Payment of Obligations.............................................................................41
Section 10.2. Covenants..........................................................................................41
Section 10.3. Debtor Relief......................................................................................42
Section 10.4. Judgments and Attachments..........................................................................42
Section 10.5. Government Action..................................................................................42
Section 10.6. Misrepresentation..................................................................................42
Section 10.7. Change of Control..................................................................................42
Section 10.8. Other Debt.........................................................................................43
Section 10.9. FINA/BASF Contracts................................................................................43
Section 10.10. Validity and Enforceability.......................................................................43
Section 10.11. Hedging Agreements................................................................................43

                                      ARTICLE XI RIGHTS AND REMEDIES

Section 11.1. Remedies Upon Event of Default.....................................................................44
Section 11.2. Company Waivers....................................................................................44
Section 11.3. Not in Control.....................................................................................44
Section 11.4. Course of Dealing..................................................................................45

Section 11.5. Cumulative Rights..................................................................................45
Section 11.6. Application of Proceeds............................................................................45
Section 11.7. Expenditures by Lenders............................................................................45
Section 11.8. Limitation of Liability............................................................................45

                               ARTICLE XII ADMINISTRATIVE AGENT AND LENDERS

Section 12.1. The Administrative Agent...........................................................................46
Section 12.2. Expenses...........................................................................................47
Section 12.3. Proportionate Absorption of Losses.................................................................48
Section 12.4. Delegation of Duties; Reliance.....................................................................48
Section 12.5. Limitation of the Administrative Agent's Liability.................................................48
Section 12.6. Event of Default...................................................................................49
Section 12.7. Limitation of Liability............................................................................50
Section 12.8. Other Agents.......................................................................................50
Section 12.9. Relationship of Lenders............................................................................50
Section 12.10. Benefits of Agreement.............................................................................50

                                        ARTICLE XIII MISCELLANEOUS

Section 13.1. Nonbusiness Days...................................................................................50
Section 13.2. Communications.....................................................................................50
Section 13.3. Form and Number....................................................................................51
Section 13.4. Exceptions.........................................................................................51
Section 13.5. Survival...........................................................................................51
Section 13.6. Governing Law......................................................................................51
Section 13.7. Invalid Provisions.................................................................................51
Section 13.8. Amendments, Supplements, Waivers, Consents and Conflicts...........................................51
Section 13.9. Counterparts.......................................................................................53
Section 13.10. Parties...........................................................................................53
Section 13.11. Venue, Service of Process and Jury Trial..........................................................54
Section 13.12. Non-Recourse to the General Partner...............................................................55
Section 13.13. Confidentiality...................................................................................56
Section 13.14. Entirety..........................................................................................56

                             SCHEDULES AND EXHIBITS

Schedule 2          --     Lenders and Commitments
Schedule 4          --     Closing Documents
Schedule 6.2        --     List of Companies and Significant Subsidiaries
Schedule 6.8        --     Litigation
Schedule 6.10       --     Environmental Matters
Schedule 6.11       --     Employee Plan Matters
Schedule 6.12       --     Existing Debt
Schedule 6.13       --     Existing Liens
Schedule 6.15       --     Affiliate Transactions
Schedule 6.20       --     Restrictions on Distributions

Exhibit A           --     Form of Note
Exhibit B           --     Form of Guaranty
Exhibit C-1         --     Form of Borrowing Request
Exhibit C-2         --     Form of Notice of Conversion
Exhibit C-3         --     Form of Compliance Certificate
Exhibit D           --     Form of Opinion of Counsel
Exhibit E           --     Form of Assignment and Assumption Agreement

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "AGREEMENT") is entered into as of June 27, 2002, among TEPPCO PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), the lenders listed in Schedule 2 (together with their successors and assigns, the "LENDERS") and SUNTRUST BANK ("SUNTRUST"), as the administrative agent for the Lenders (in such capacity and together with its successors, the "ADMINISTRATIVE AGENT").

                                     WHEREAS

         The Borrower has requested that the Lenders extend to the Borrower a $200,000,000 term loan (the "TERM LOAN") to be funded by the Lenders on the Closing Date and to be used by the Borrower as provided in Section 6.1. The Lenders are willing to make the Term Loan on the terms and conditions of this Agreement.

         ACCORDINGLY, for adequate and sufficient consideration, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                    ARTICLE I
                              DEFINITIONS AND TERMS

         SECTION 1.1. DEFINITIONS.

         As used in the Credit Documents:

                  "ACQUISITION" by any Person means any transaction or series of transactions on or after the date hereof pursuant to which that Person directly or indirectly, whether in the form of a capital expenditure, an Investment, a merger, a consolidation or otherwise and whether through a solicitation of tender of Equity Interests, one or more negotiated block, market, private or other transactions, or any combination of the foregoing, purchases (a) all or substantially all of the business or assets of any other Person or operating division or business unit of any other Person, or (b) more than 25% of the Equity Interests in any other Person.

                  "ADDITIONAL DEBT" means Funded Debt issued or incurred by any Company after the date hereof, other than Funded Debt under this Agreement and Funded Debt (a) that is Permitted Non-Recourse Debt of any Person used for the purposes described in clause (i) of the definition of "Permitted Non-Recourse Debt" or (b) the proceeds of which are used to refinance the Senior Notes, provided that the principal amount of the refinancing shall not exceed the sum of (i) the principal amount of, and accrued interest on, the Senior Notes so refinanced and (ii) reasonable fees and expenses and the premium, if any, incurred in connection with any such refinancing.

                  "ADMINISTRATIVE AGENT" is defined in the preamble to this Agreement.

                  "ADVANCE" means an advance made pursuant to Section 2.2, whether bearing interest with reference to the Base Rate or the LIBOR Rate.

                  "AFFILIATE" of a Person means any other individual or entity that directly or indirectly controls, is controlled by or is under common control with that Person. For purposes of this definition, (a) "control", "controlled by" and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract or otherwise), and
         (b) the General Partner and all of the Companies are Affiliates with each other.

                  "AGREEMENT" is defined in the preamble to this Agreement.

                  "APPLICABLE MARGIN" means, as of any date of determination and for any Type of Advance, the number of basis points set forth below in the grid applicable to such date and in the column identified as Level 1, Level 2, Level 3, Level 4 or Level 5, opposite such Type of Advance.

              APPLICABLE MARGINS ON OR PRIOR TO SEPTEMBER 30, 2002


                            LEVEL 1           LEVEL 2            LEVEL 3           LEVEL 4           LEVEL 5

                           REFERENCE         REFERENCE      REFERENCE RATING      REFERENCE
                        RATING AT LEAST   RATING AT LEAST    AT LEAST BBB BY   RATING AT LEAST      REFERENCE
                         A- BY S&P AND    BBB+ BY S&P AND    S&P AND BAA2 BY   BBB- BY S&P AND     RATING LOWER
 BASIS FOR PRICING       A3 BY MOODY'S    BAA1 BY MOODY'S        MOODY'S       BAA3 BY MOODY'S     THAN LEVEL 4
 -----------------      ---------------   ---------------   ----------------   ---------------     ------------
 Applicable Margin           110.0             125.0              140.0             165.0             217.5
 for LIBOR Advances

 Applicable Margin            10.0              25.0               40.0              65.0             117.5
 for Base Rate
 Advances

                   APPLICABLE MARGINS AFTER SEPTEMBER 30, 2002


                              LEVEL 1           LEVEL 2            LEVEL 3           LEVEL 4           LEVEL 5

                             REFERENCE
                             RATING AT     REFERENCE RATING   REFERENCE RATING      REFERENCE
                            LEAST A- BY    AT LEAST BBB+ BY    AT LEAST BBB BY   RATING AT LEAST      REFERENCE
                           S&P AND A3 BY    S&P AND BAA1 BY    S&P AND BAA2 BY   BBB- BY S&P AND     RATING LOWER
   BASIS FOR PRICING          MOODY'S           MOODY'S            MOODY'S       BAA3 BY MOODY'S     THAN LEVEL 4
   -----------------       -------------   ----------------   ----------------   ---------------     ------------
   Applicable Margin          135.0             150.0              165.0              190.0             242.5
   for LIBOR Advances

   Applicable Margin           35.0              50.0               65.0               90.0             142.5
   for Base Rate
   Advances


         The Applicable Margin will be based upon the Level corresponding to the Reference Rating in effect at the date of determination. Each change in the Applicable Margin that results from a change in the Reference Rating shall be effective on the date on which the applicable rating agency announces the applicable change in ratings.

                  "ASSET PURCHASE AGREEMENT" means the Purchase and Sale Agreement, dated May 24, 2002, between Burlington Resources and the Borrower.

                  "ASSIGNEE" is defined in Section 13.10(d).

                  "ASSIGNMENT" is defined in Section 13.10(d).

                  "BASE RATE" means, for any day, the greater of (a) the annual interest rate most recently announced by the Administrative Agent as its prime lending rate (which may not necessarily represent the lowest or best rate actually charged to any customer, as the Administrative Agent may make commercial loans or other loans at interest rates higher or lower than that prime lending rate) in effect at its principal office in Atlanta, Georgia, which rate may automatically increase or decrease without notice to the Borrower or any other Person and (b) the sum of the Fed Funds Rate plus 0.5%.

                  "BASE RATE BORROWING" means a Borrowing consisting of Advances bearing interest at the sum of the Base Rate plus the Applicable Margin.

                  "BORROWER" is defined in the preamble to this Agreement.

                  "BORROWING" means a group of Advances of a single Type disbursed on the same date to or on behalf of the Borrower by the Lenders under Section 2.1 pursuant to the procedures specified in
         Section 2.2, either as an original disbursement of funds, a renewal, extension, conversion or continuation of an amount outstanding.

                  "BORROWING DATE" is defined in Section 2.2(a).

                  "BORROWING REQUEST" means the request pursuant to Section 2.2(a), substantially in the form of Exhibit C-1.

                  "BURLINGTON RESOURCES" mean Burlington Resources Gathering Inc., a Delaware corporation.

                  "BUSINESS DAY" means (a) for purposes of any LIBOR Rate Borrowing, a day on which commercial banks are open for international business in London, England, and (b) for all other purposes, any day other than Saturday, Sunday, and any other day on which commercial banks are authorized by Legal Requirement to be closed in Georgia or New York.

                  "CAPITAL LEASE" means any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

                  "CENTENNIAL GUARANTY" means the guaranty by TE Products of certain Debt of Centennial Pipeline LLC relating to the Centennial Pipeline Project in a principal amount not to exceed, at any one time outstanding, $75,000,000.

                  "CENTENNIAL PIPELINE PROJECT" means a refined petroleum products pipeline extending from the Upper Texas Gulf Coast to Illinois, of which TE Products will own a one-third interest.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.

                  "CLOSING DATE" means the date, which must be a Business Day occurring no later than June 27, 2002, upon which all of the conditions precedent set forth in Article IV to the effectiveness of this Agreement have been satisfied.

                  "COMMITMENT" means, as the context may require and at any time and for any Lender, either (a) the amount stated beside that Lender's name under the column captioned "Commitment" on the most recently amended Schedule 2 (which amount is subject to reduction and cancellation as provided in this Agreement), or (b) the commitment of such Lender to make and convert Advances under this Agreement.

                  "COMMITMENT PERCENTAGE" means, for any Lender and at any time, the proportion (stated as a percentage) that the amount stated beside that Lender's name under the column captioned "Commitment" on the most recently amended Schedule 2 (which amount is subject to reduction and cancellation as provided in this Agreement) bears to the aggregate amount stated beside each of the Lenders' names under the column captioned "Commitment" on such Schedule 2.

                  "COMPANIES" means, at any time, the Borrower and each of its Subsidiaries.

                  "COMPLETION DATE" means, in respect of the FINA/BASF Project, the date on which all of the "Completion Standards" set forth in
         Exhibit 2.1 to the Services Agreement have been satisfied.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit C-3 and signed by a Responsible Officer on behalf of the Borrower.

                  "CONSOLIDATED EBITDA" means EBITDA of the Borrower and its consolidated Subsidiaries.

                  "CONSOLIDATED FUNDED DEBT" means Funded Debt of the Borrower and its consolidated Subsidiaries, other than Permitted Non-Recourse Debt of such Subsidiaries.

                  "CONSOLIDATED NET WORTH" means, as at any date, total partners' capital of the Borrower and its consolidated Subsidiaries as at such date, excluding the effects of any write-ups of assets after December 31, 2001, determined in accordance with GAAP. The effect of any increase or decrease in net worth in any period as a result of (i) items of income or loss not reflected in the determination of net income but reflected in the determination of comprehensive income, to the extent required by United States Financial Accounting Standards Board Statement 130 or (ii) items of assets, liabilities, income or loss reflected in the determination of the statement of financial position, to the extent required by United States Financial Accounting Standards Board Statement 133, each as in effect from time to time, shall be excluded in determining Consolidated Net Worth.

                  "CONSTITUENT DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership is its partnership agreement, (c) for a limited liability company are its certificate of organization and regulations, and (d) for a trust is the trust agreement or indenture under which it is created.

                  "CONVERSION NOTICE" means a request pursuant to Section 3.10, substantially in the form of Exhibit C-2.

                  "CREDIT DOCUMENTS" means (a) this Agreement, all certificates and reports delivered by or on behalf of any Company or the General Partner under this Agreement and all exhibits and schedules to this Agreement, (b) all agreements, documents and instruments in favor of the Administrative Agent or the Lenders (or the Administrative Agent on behalf of the Lenders) delivered by or on behalf of any Company or the General Partner in connection with or under this Agreement or otherwise delivered by or on behalf of any Company or the General Partner in connection with all or any part of the Obligations, and (c) all renewals, extensions and restatements of, and amendments and supplements to, any of the foregoing.

                  "CURRENT FINANCIALS" means, unless otherwise specified, either
         (a) the Borrower's consolidated Financials for the year ended December 31, 2001 or (b) at any time after annual Financials are first delivered under Section 7.1, the Borrower's annual Financials then most recently delivered to the Lenders under Section 7.1(a), together with the Borrower's quarterly Financials then most recently delivered to the Lenders under Section 7.1(b).

                  "DEBT" means, for any Person, at any time and without duplication, the sum of the following obligations of such Person and its consolidated Subsidiaries: (a) all Funded

         Debt, (b) all obligations arising under acceptance facilities or facilities for the discount or sale of accounts receivable, (c) all direct or contingent obligations in respect of letters of credit and
         (d) all guaranties, endorsements and other contingent obligations in respect of obligations of other Persons or entities of the nature described in clauses (a) through (c) above.

                  "DEBT EVENT" means the issuance or incurrence by the Borrower or any Significant Subsidiary of any Debt other than under this Agreement or under the Other Credit Agreements.

                  "DEBTOR LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, re-organization, suspension of payments or similar Legal Requirements affecting creditors' Rights.

                  "DEFAULT RATE" means, for any day, an annual interest rate equal from day to day to the lesser of (a) the sum of the rate of interest applicable to a Base Rate Borrowing plus 2%, and (b) the Maximum Rate.

                  "DILUTED VALUE" means, with respect to any assets of the Borrower, the Fair Market Value of such assets, and, with respect to any assets of any other Person, the Fair Market Value of such assets multiplied by the percentage of the Equity Interests held directly or indirectly by the Borrower in such Person.

                  "DISTRIBUTION" means, with respect to any Equity Interests issued by a Person (a) the retirement, redemption, purchase or other acquisition for value of those Equity Interests, (b) the declaration or payment of any dividend on or with respect to those Equity Interests,
         (c) any Investment by that Person in the holder of any of those Equity Interests, and (d) any other payment by that Person with respect to those Equity Interests.

                  "EBITDA" means, for any Person and its consolidated Subsidiaries and for any period, the sum of, without duplication, (i) Net Income of such Person and its consolidated Subsidiaries (other than any Excluded Subsidiary of such Person) for such period plus (ii) to the extent actually deducted in determining Net Income of such Person and its consolidated Subsidiaries for such period, Interest Expense, Tax Expense, depreciation and amortization, in each case, of such Person and its consolidated Subsidiaries (other than any Excluded Subsidiary of such Person) for such period.

                  "EMPLOYEE PLAN" means any employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company or any ERISA Affiliate (other than a Multiemployer Plan).

                  "ENVIRONMENTAL LAW" means any applicable Legal Requirement that relates to protection of the environment or to the regulation of any Hazardous Substances, including CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide,

         Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and
         Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), analogous state and local Legal Requirements, and any analogous future enacted or adopted Legal Requirement.

                  "ENVIRONMENTAL LIABILITY" means any liability, loss, fine, penalty, charge, lien, damage, cost or expense of any kind to the extent that it results (a) from the violation of any Environmental Law,
         (b) from the Release or threatened Release of any Hazardous Substance, or (c) from actual or threatened damages to natural resources.

                  "ENVIRONMENTAL PERMIT" means any permit or license from any Person defined in clause (a) of the definition of Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process or other activity.

                  "EQUITY EVENT" means (a) the contribution in cash of capital
         (x) to the Borrower by any Person or (y) to any Significant Subsidiary (other than an Excluded Subsidiary) by any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower, or (b) any issuance of Equity Interests (x) by the Borrower to any Person or (y) by any Significant Subsidiary (other than an Excluded Subsidiary) to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower.

                  "EQUITY INTERESTS" means, (a) with respect to a corporation, shares of capital stock of such corporation or any other interest convertible or exchangeable into any such interest, (b) with respect to a limited liability company, a membership interest in such company, (c) with respect to a partnership, a partnership interest in such partnership, and (d) with respect to any other Person, an interest in such Person analogous to interests described in clauses (a) through
         (c).

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" means any Person that, for purposes of Title IV of ERISA, is a member of any Company's controlled group or is under common control with any Company within the meaning of Section 414 of the IRC.

                  "EVENT OF DEFAULT" is defined in Article X.

                  "EXCLUDED SUBSIDIARY" means, for any Company (the "FIRST PERSON"), any other Company (the "SECOND PERSON") in which the first Person owns Equity Interests and where the second Person (a) has no Funded Debt other than Permitted Non-Recourse Debt and (b) the sole purpose of which is to engage in the acquisition, construction, development and/or operation activities financed or refinanced with such Permitted Non-Recourse Debt.

                  "FAIR MARKET VALUE" means, with respect to any Equity Interest or other property or asset, the price obtainable for such Equity Interest or other property or asset in an arm's-length sale between an informed and willing purchaser under no compulsion to purchase and an informed and willing seller under no compulsion to sell.

                  "FED FUNDS RATE" means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by the Administrative Agent to be equal to (a) the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers on that day (or, if such day is not a Business Day, then on the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the next Business Day, or (b) if those rates are not published for any such day, the average of the quotations at approximately 10:00 a.m. received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

                  "FINA/BASF CONTRACTS" means, in each case as amended and in effect from time to time, collectively: (a) the Service Agreement; (b) the Call Option Agreement, dated February 9, 1999, among TE Products, BASF Fina Petrochemicals Limited Partnership, BASF Corporation and FINA Oil and Chemical Company; (c) the Agreement between Owner and Contractor, dated February 4, 1999, between TE Products and Eagleton Engineering Company; and (d) the Parent Company Guaranty, dated February 4, 1999, between Babcock International Group PLC and TE Products.

                  "FINA/BASF PROJECT" means the construction of pipelines by TE Products from Mont Belvieu, Texas to Port Arthur, Texas.

                  "FINANCIALS" of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus and statements of cash flow of such Person prepared (a) according to GAAP (subject to year-end audit adjustments with respect to interim Financials) and (b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

                  "FUNDED DEBT" means, for any Person at any time, and without duplication, the sum of the following for such Person and its consolidated Subsidiaries: (a) the unpaid principal amount or component of all obligations for borrowed money, (b) the unpaid principal amount or component of all obligations evidenced by bonds, debentures, notes or similar instruments, (c) the unpaid principal amount or component of all obligations to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business, (d) in respect of all obligations that are secured (or for which the holder of any such obligation has an existing Right, contingent or otherwise, to be so secured) by any Lien on property owned or acquired by that Person, the lesser of (x) the unpaid amount of all of those obligations from time to time outstanding and (y) the Fair Market Value of the property securing all of those obligations, liabilities secured (or for which the holder of such obligations has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (e) all Capital Lease obligations, (f) the unpaid principal amount or component of all obligations under synthetic leases and (g) the unpaid principal amount or component of all guaranties, endorsements, and other contingent obligations in respect of obligations of other Persons or entities of the nature described in clauses (a) through (f) above.

                  "FUNDING LOSS" means any loss, expense or reduction in yield (but not any Applicable Margin) that any Lender reasonably incurs because (i) the Borrower fails or refuses (for any reason whatsoever other than a default by the Administrative Agent or the Lender claiming that loss, expense or reduction in yield) to make the initial Borrowing or convert a Borrowing that it has requested, or given notice for, under this Agreement, or (ii) the Borrower voluntarily or involuntarily prepays or pays any LIBOR Rate Borrowing or converts any LIBOR Rate Borrowing to a Borrowing of another Type, in each case, other than on the last day of the applicable Interest Period. The amount of any Funding Loss shall be determined by the relevant Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Borrowing had such event not occurred, at the LIBOR Rate, for the period from the date of such event to the last day of the then current Interest Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for that Borrowing), over (B) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid (were it to bid), at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.

                  "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

                  "GENERAL PARTNER" means Texas Eastern or any other Person that serves as the general partner of the Borrower without causing the occurrence of a Potential Default or an Event of Default under Section 10.7(b).

                  "GOVERNMENTAL AUTHORITY" means any (a) local, state, territorial, federal or foreign judicial, executive, regulatory, administrative, legislative or governmental agency, board, bureau, commission, department or other instrumentality, (b) private arbitration board or panel or (c) central bank.

                  "GUARANTOR" means each Person delivering a Guaranty as required by Article V.

                  "GUARANTY" means a guaranty substantially in the form of Exhibit B.

                  "HAZARDOUS SUBSTANCE" means any substance that is designated, defined, classified or regulated as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive or toxic or hazardous substance under any Environmental Law, including, without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA.

                  "HEDGING AGREEMENT" means any swap, cap or collar arrangement or any other derivative product customarily offered by banks or other institutions to their customers in order to manage the exposure of such customers to interest rate fluctuations or commodity price fluctuations.

                  "INTEREST EXPENSE" means, for any Person and its consolidated Subsidiaries and for any period, all interest expense (including all amortization of debt discount and expenses and reported interest) on all Funded Debt of such Person and its consolidated Subsidiaries during such period.

                  "INTEREST PERIOD" is defined in Section 3.9.

                  "INVESTMENT" means, in respect of any Person, any loan, advance, extension of credit or capital contribution to that Person, any other investment in that Person, or any purchase or commitment to purchase any Equity Interest or Debt issued by that Person or substantially all of the assets or a division or other business unit of that Person. The term "Investment", however, does not include any extension of trade debt in the ordinary course of business or, as a result of collection efforts, the receipt of any equity in or property of a Person.

                  "IRC" means the Internal Revenue Code of 1986.

                  "JONAH GAS" means Jonah Gas Gathering Company, a Wyoming general partnership.

                  "LEGAL REQUIREMENTS" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions and interpretations of any Governmental Authority.

                  "LENDERS" is defined in the preamble to this Agreement.

                  "LIBOR RATE" means, for a LIBOR Rate Borrowing and its Interest Period, the quotient of (a) the annual interest rate for deposits in United States dollars of amounts equal or comparable to the principal amount of that LIBOR Rate Borrowing offered for a term comparable to that Interest Period, which rate appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) two Business Days before the beginning of that Interest Period or, if no such offered rates appear on such page, then the rate used for that Interest Period shall be the arithmetic average (rounded upwards, if necessary, to the next higher 0.001%) of the rates offered to the Administrative Agent by not less than two major banks in New York, New York at approximately 10:00 a.m. (Atlanta, Georgia time) two Business Days before the beginning of that Interest Period for deposits in United States dollars in the London interbank market of the principal amount of that LIBOR Rate Borrowing offered for a term comparable to that Interest Period, divided by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage. The rate so determined in accordance herewith shall be rounded upwards to the nearest multiple of 0.001%, and the term "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Markets Service, Inc. (or such other page as may replace Page 3750 on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for United States dollars).

                  "LIBOR RATE BORROWING" means a Borrowing consisting of Advances bearing interest at the sum of the LIBOR Rate plus the Applicable Margin.

                  "LIBOR RESERVE PERCENTAGE" means, for any Interest Period with respect to a LIBOR Rate Borrowing, the reserve percentage applicable to that Interest Period (or, if more than one such percentage shall be so applicable, then the daily average of such percentages for those days in that Interest Period during which any such percentage shall be applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for the Lenders with respect to liabilities or assets consisting of or including "eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) having a term equal to that Interest Period.

                  "LIEN" means any lien, mortgage, security interest, tax lien, financing statement, hypothecation, preference, priority, conditional sale, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease), whether arising by contract, operation of law or otherwise.

                  "LITIGATION" means any action by or before any Governmental Authority.

                  "MAINTENANCE CAPITAL EXPENDITURES" means, for any Person and its consolidated Subsidiaries and for any period, all expenditures of such Person and its consolidated Subsidiaries during such period for the maintenance or repair of capital assets, determined in accordance with GAAP.

                  "MARGIN REGULATIONS" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended.

                  "MATERIAL ADVERSE EVENT" means any circumstance or event that, individually or collectively, is, or is reasonably expected to result in, any (a) material impairment of (i) the ability of the Borrower or any other Company to perform any of their respective payment or other material obligations under any Credit Document, or (ii) the ability of the Administrative Agent, the LC Issuing Bank or any Lender to enforce any of those obligations or any of their respective Rights under the Credit Documents (other than as a result of its own act or omission),
         (b) material and adverse effect on the financial condition of the Borrower and its Subsidiaries, taken as a whole, as represented to the Lenders in the Current Financials most recently delivered before the date of this Agreement, or (c) Event of Default or Potential Default.

                  "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for any Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Legal Requirement, such Lender is permitted to contract for, charge, take, reserve or receive on the Obligations.

                  "MIDSTREAM" means TEPPCO Midstream Companies, L.P., a Delaware limited partnership.

                  "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the IRC to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

                  "NET CASH PROCEEDS" means, with respect to any Debt Event or Equity Event (each, for purposes of this definition, a "TRANSACTION"), the aggregate amount of cash received, as the case may be, by (x) the Borrower or (y) any Significant Subsidiary and legally available to be distributed to the Borrower in the form of dividends or distributions in connection with such transaction after, in each case, deducting therefrom (i) payments made in respect of any Funded Debt to the extent that such payments are required to be made (other than under the Other Credit Agreements or the Credit Documents but subject to Section 8.2(b)(ii)) as a result of or in connection with such transaction by applicable law or the terms of any contractual agreement relating to such Funded Debt, that are paid or reserved for payment (A) to a Person that is not an Affiliate of the Borrower or (B) to the Borrower or an Affiliate of the Borrower to reimburse such Person for payments made by such Person to another Person that is not the Borrower or an Affiliate of the Borrower in respect of such transaction costs, and (iii) the amount of taxes paid or reserved for payment by the Borrower or such Significant Subsidiary in connection with or as a result of such transaction.

                  "NET INCOME" means, for any Person and its consolidated Subsidiaries and for any period, the profit or loss of such Person and its consolidated Subsidiaries for such period after deducting all operating expenses, provision for Taxes and reserves (including reserves for deferred income Taxes), and all other deductions calculated, in each case, in accordance with GAAP, but excluding (a) extraordinary items, and (b) the profit or loss of any Subsidiary accrued before the date that (i) it becomes a Subsidiary of such Person, (ii) it is merged with such Person or any of its Subsidiaries, or (iii) its assets are acquired by such Person of any of its Subsidiaries.

                  "NON-RECOURSE" means, with respect to any Person as applied to any Funded Debt (or portion thereof), (a) that such Person is not directly or indirectly liable to make any payments with respect to such Funded Debt (or portion thereof), other than payments deemed made by or on behalf of such Person as a result of any realization on assets that were pledged to secure such Funded Debt and that consist of such Person's Equity Interests in the Person primarily incurring such Funded Debt (or any shareholder, partner, member or participant of such Person), (b) that such Funded Debt (or portion thereof) does not constitute Funded Debt of such Person other than to the extent of recourse to such Person's Equity Interests in the Person primarily incurring such Debt (or any shareholder, partner, member or participant of such Person) and (c) that such Funded Debt (or portion thereof) is not secured by a Lien on any asset of such Person other than such Person's Equity Interests in the Person primarily incurring such Funded Debt or any shareholder, partner, member, participant or other owner, directly or indirectly, of such Person or the Person the obligations of which were guaranteed.

                  "NOTE" means one of the promissory notes substantially in the form of Exhibit A.

                  "OBLIGATIONS" means all present and future (a) Debts, liabilities and obligations of the Borrower to the Administrative Agent or any Lender that arise under any Credit Document, whether for principal, interest, fees, costs, attorneys' fees or otherwise and (b) renewals, extensions and modifications of any of the foregoing.

                  "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.

                  "OTHER CREDIT AGREEMENTS" means (a) the Amended and Restated Credit Agreement, dated as of March 28, 2002, and (b) the 364-Day Credit Agreement, dated as of March 28, 2002, each among the Borrower, certain lenders party thereto and SunTrust, as administrative agent.

                  "PARTICIPANT" is defined in Section 13.10(c).

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERMITTED DEBT" is defined in Section 8.1.

                  "PERMITTED LIENS" is defined in Section 8.3.

                  "PERMITTED NON-RECOURSE DEBT" means Funded Debt of any Person (other than the Borrower) that is Non-Recourse to any Company other than such Person and is used by such Person (i) to acquire, construct, develop and/or operate assets not owned by any Company as of the date hereof or (ii) to finance the acquisition of the Service Agreement.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a Governmental Authority or political subdivision or agency thereof.

                  "POTENTIAL DEFAULT" means any event, occurrence or circumstance, the existence of which upon any required notice, time lapse, or both, would become an Event of Default.

                  "PREDECESSOR" means any Person for whose obligations and liabilities any Company is reasonably expected to be liable as the result of any merger, de facto merger, stock purchase, asset purchase or divestiture, combination, joint venture, investment, reclassification or other similar business transaction.

                  "PRO FORMA EBITDA" means, for any fiscal period of the Borrower, the sum of Consolidated EBITDA for such period plus, to the extent not already reflected in Consolidated EBITDA for such period, EBITDA for such period of any other Person or all or substantially all of the business or assets of any other Person or operating division or business unit of any other Person acquired in an Acquisition during such period.

                  "REAL PROPERTY" means any land, buildings, fixtures and other improvements to land now or in the future directly or indirectly owned by any Company, leased to or otherwise operated by any Company or subleased by any Company to any other Person.

                  "REFERENCE RATING" means (i) the ratings assigned by S&P and Moody's to the senior unsecured non-credit enhanced long-term debt of the Borrower or (ii) if S&P and Moody's have not assigned ratings to the senior unsecured non-credit enhanced long-term debt of the Borrower, the ratings that are one level below the ratings assigned by S&P and Moody's to the senior unsecured non-credit enhanced long-term debt of TE Products. For purposes of the foregoing, (x) if the ratings assigned by S&P and Moody's are not comparable (i.e., a "split rating"), the higher of such two ratings shall control, unless either rating is below BBB- (in the case of S&P) or Baa3 (in the case of Moody's), in which case the lower of the two ratings shall control, and
         (y) for purposes of illustration, an S&P rating of BBB will be considered to be "one level below" an S&P rating, of BBB+.

                  "RELEASE" means any "release" as defined under any Environmental Law.

                  "REPRESENTATIVES" means officers, directors, employees, accountants, attorneys and agents.

                  "REQUIRED LENDERS" means any combination of the Lenders holding (directly or indirectly) more than (i) 50% of the total Commitments, if there are no Advances outstanding, or (ii) 50% of the aggregate principal amount of the Advances outstanding, if any Advances are outstanding.

                  "RESPONSIBLE OFFICER" means the chairman, president, vice president, chief executive officer, chief financial officer, treasurer, corporate secretary, member or manager of the General Partner or Person of comparable authority.

                  "RIGHTS" means rights, remedies, powers, privileges and benefits.

                  "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., or any successor thereto.

                  "SENIOR NOTES" means (i) the 6.45% Senior Notes Due 2008 in the original aggregate principal amount of $180,000,000 and the 7.51% Senior Notes Due 2028 in the original aggregate principal amount of $210,000,000, in each case issued by TE Products under the Indenture dated as of January 27, 1998, between TE Products and The Bank of New York, Trustee, and (ii) the 7.625% Senior Notes Due 2012 in the original aggregate principal amount of $500,000,000 issued by the Borrower under the Indenture dated as of February 20, 2002, between the Borrower and First Union National Bank, Trustee.

                  "SERVICE AGREEMENT" means the Service and Transportation Agreement, dated February 9, 1999, among TE Products, BASF Fina Petrochemicals Limited Partnership, BASF Corporation and FINA Oil and Chemical Company, as amended and in effect from time to time.

                  "SIGNIFICANT SUBSIDIARY" means each Subsidiary of the Borrower
         (a) in which the Borrower's direct and indirect Equity Interests in such Subsidiary and the Borrower's and its Subsidiaries' advances to such Subsidiary constitute more than 10% of the total assets of the Borrower and its consolidated Subsidiaries, (b) in which the Borrower's and its Subsidiaries' share of the total assets (after intercompany eliminations) of such Subsidiary exceed 10% of the total assets of the Borrower and its consolidated Subsidiaries, or (c) in which the equity of the Borrower and its Subsidiaries in the income from continuing operations of such Subsidiary before income taxes, extraordinary items and cumulative effects of changes in accounting principles exceed 10% of such income of the Borrower and its consolidated Subsidiaries.

                  "SOLE LEAD ARRANGER" means SunTrust Robinson Humphrey Capital Markets, Inc., a division of SunTrust Capital Markets, Inc.

                  "SOLVENT" means, as to any Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it is able to pay its debts as they mature and (iii) it does not have unreasonably small capital to conduct its businesses.

                  "STATED TERMINATION DATE" means December 27, 2002.

                  "SUBSIDIARY" of any Person means any corporation, limited liability company, general or limited partnership or other entity of which more than 50% (in number of votes) of the Equity Interests is owned of record or beneficially, directly or indirectly, by that Person.

                  "SUNTRUST" is defined in the preamble to this Agreement.

                  "TAXES" means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income or any of its properties, franchises or assets.

                  "TAX EXPENSE" means, for any Person and its consolidated Subsidiaries and for any period, the taxes on income of that Person and its consolidated Subsidiaries accrued during that period.

                  "TCTM" means TCTM, L.P., a Delaware limited partnership.

                  "TE PRODUCTS" means TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership.

                  "TEPPCO CRUDE" means TEPPCO Crude Oil, L.P., a Delaware limited partnership.

                  "TEPPCO CRUDE PIPELINE" means TEPPCO Crude Pipeline, L.P., a Delaware limited partnership.

                  "TEPPCO GP" means TEPPCO GP, Inc., a Delaware corporation.

                  "TEPPCO NGL" means TEPPCO NGL Pipelines, LLC, a Delaware limited liability company.

                  "TERM LOAN" is defined in the preamble to this Agreement.

                  "TERMINATION DATE" means the earlier of (a) the Stated Termination Date and (b) the effective date on which the Commitments are fully canceled or terminated.

                  "TEXAS EASTERN" means Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company.

                  "TYPE" means any type of Advance or Borrowing determined with respect to the applicable interest option.

                  "VAL VERDE" means Val Verde Gas Gathering Company, L.P., a Delaware limited partnership.

                  "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary of a Person, all of the issued and outstanding Equity Interests of which are directly or indirectly owned by such Person, excluding (a) any general partner interests owned by the General Partner in any such Subsidiary that is a partnership and (b) any directors' qualifying shares or similar type of Equity Interests, as applicable.

         SECTION 1.2. TIME REFERENCES.

         Unless otherwise specified, in the Credit Documents: (a) time references (e.g., 10:00 a.m.) are to time in Atlanta, Georgia, on the applicable date, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding".

         SECTION 1.3. OTHER REFERENCES.

         Unless otherwise specified, in the Credit Documents: (a) where appropriate, the singular includes the plural and vice versa , and words of any gender include each other gender, (b) where appropriate, words include their respective cognate expressions, (c) heading and caption references may not be construed in interpreting provisions, (d) monetary references are to currency of the United States of America, (e) section, paragraph, annex, schedule, exhibit and similar references are to the particular Credit Document in which they are used, (f) references to "telecopy", "facsimile", "fax" or similar terms are to facsimile or telecopy transmissions, (g) references to "including" (in its various forms) mean including without limiting the generality of any description preceding that word, (h) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Credit Documents, (i) references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form, (j) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers and permitted assigns, (k) references to any Legal Requirement include every amendment or supplement to it, rule and regulation adopted under it and successor or replacement for it, (l) references to any Governmental Authority include any Person succeeding to its relevant function, (m) references to any Credit Document or other document include (to the extent not prohibited by the terms of the Credit Documents) every renewal and extension of it, amendment and supplement to it and replacement or substitution for it, and (n) the terms "assets" or "property" in relation to any Person includes all asset, property and Equity Interests owned, used or acquired, or to be owned, used or acquired, by such Person, as the context may require.

         SECTION 1.4. ACCOUNTING PRINCIPLES.

         Unless otherwise specified, in the Credit Documents: (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period and (d) all financial terms and compliance with reporting and financial covenants must be on a consolidated basis, as applicable.

                                   ARTICLE II
                                 THE COMMITMENTS

         Each Lender severally but not jointly agrees to make Advances to the Borrower in accordance with the following provisions and subject to the other terms and conditions of the Credit Documents.

         SECTION 2.1. TERM LOAN.

         The Term Loan is subject to all of the provisions in the Credit Documents, including the following: (i) the Term Loan must be made in one Borrowing that may occur on only the Closing Date, and (ii) the aggregate principal amount of the Advances made on the Closing Date may not exceed the total Commitments on the Closing Date.

         SECTION 2.2. BORROWING PROCEDURE.

         The following procedures apply to the Initial Borrowing:

         (a) BORROWING REQUEST. The Borrower may request the initial Borrowing by delivering the Borrowing Request to the Administrative Agent, which is irrevocable and binding on the Borrower, stating the Type, amount, and Interest Period for such Borrowing. The Borrowing Request must be received by the Administrative Agent no later than (i) 10:00 a.m. on the third Business Day before the date on which funds are requested (the "BORROWING DATE") for a LIBOR Rate Borrowing or (ii) 11:00 a.m. on the Borrowing Date for a Base Rate Borrowing. The Administrative Agent shall promptly, on the day the Borrowing Request is received, notify each Lender of the Borrowing Request.

         (b) FUNDING. Each Lender shall remit its Advance to be made in connection with the Borrowing pursuant to subsection (a) above, in an amount equal to its Commitment Percentage of the requested Borrowing, to the Administrative Agent's principal office in Atlanta, Georgia, in funds that are available for immediate use by the Administrative Agent by 2:00 p.m. on the Borrowing Date. Subject to receipt of those funds, the Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by the Borrower or waived by the requisite Lenders) make those funds available to the Borrower by wiring the funds to or for the account of the Borrower.

         (c) FUNDING ASSUMED. Absent contrary written notice from a Lender, the Administrative Agent may assume that each Lender has made its Advance available to the Administrative Agent on the Borrowing Date, and the Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If a Lender fails to make its Advance available to the Administrative Agent on the Borrowing Date, the Administrative Agent may recover the applicable amount on demand (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date the Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Fed Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from the Borrower, together with interest at the rate applicable to such Advance. No Lender is responsible for the failure of any other Lender to make its Advance as required by Section 2.2(b); however, failure of any Lender to make its Advance does not excuse any other Lender from making its Advance.

         SECTION 2.3. EFFECT OF REQUESTS.

         The Borrowing Request constitutes a representation and warranty by the Borrower that, as of the Closing Date, all of the applicable conditions precedent in Article IV have been satisfied.

         SECTION 2.4. TERMINATION OF THE COMMITMENTS.

         (a) MANDATORY. On the date of any prepayment of the Term Loan pursuant to Section 3.2(c)(ii), the Commitments shall automatically reduce by an amount equal to such prepayment. In addition, on the Closing Date, following the making of the initial Borrowing, the Commitments shall automatically reduce to an amount equal to the principal amount of the Advances outstanding on such date.

         (b) MISCELLANEOUS. At the time of any termination of the Commitments under this Section 2.4, the Borrower shall pay to the Administrative Agent, for the account of each Lender, as applicable, all accrued and unpaid fees under this Agreement, the interest attributable to the amount of that reduction, and any related Funding Loss. Any part of the Commitments that is terminated may not be reinstated.

                                   ARTICLE III
                                  PAYMENT TERMS

         SECTION 3.1. NOTES AND PAYMENTS.

         The Term Loan is evidenced by the Notes, one payable to each Lender in the amount of its Commitment. The Borrower must make each payment and prepayment on the Obligations to the Administrative Agent's principal office in Atlanta, Georgia, in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to Section 3.6, that portion of the Obligations in respect of which such payment or prepayment was made shall continue to accrue interest until the Business Day upon which such payment shall be received by the Administrative Agent at the time and in the manner specified above. The Administrative Agent shall promptly pay to each Lender the part of any payment or prepayment to which that Lender is entitled under this Agreement on the same day the Administrative Agent receives the funds from the Borrower. Unless the Administrative Agent has received notice from the Borrower before the date on which any payment is due under this Agreement that the Borrower will not make that payment in full, then on the date that payment is due the Administrative Agent may assume that the Borrower has made the full payment due and the Administrative Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent the Borrower does not make the full payment due to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand the amount distributed to such Lender by the Administrative Agent together with interest for each day from the date such Lender received payment from the Administrative Agent until the date such Lender repays the Administrative Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Fed Funds Rate.

         SECTION 3.2. INTEREST AND PRINCIPAL PAYMENTS.

         (a) INTEREST. Accrued interest on each LIBOR Rate Borrowing shall be due and payable on the last day of its Interest Period. If any Interest Period for a LIBOR Rate Borrowing is greater than three months, then accrued interest shall also be due and payable on the date three months after the commencement of the Interest Period. Accrued interest on the unpaid principal amount of each Base Rate Borrowing shall be due and payable in arrears on the last day of each March, June, September and December, commencing on the first such date that follows the Closing Date, and on the date such Borrowing becomes due and payable or is otherwise paid in full.

         (b) PRINCIPAL. The principal amount of the Borrowings shall be due and payable on the Termination Date.

         (c) PREPAYMENTS.

                  (i) The Borrower may, from time to time, by giving notice to the Administrative Agent no later than three Business Days before the date of the prepayment, prepay, without premium or penalty and in whole or part, the principal amount of the Borrowings so long as:

                           (A) the notice by the Borrower specifies the amount
                  to be prepaid,

                           (B) each voluntary partial prepayment must be in a
                  principal amount of not less than $1,000,000 or a greater integral multiple of $1,000,000, plus accrued interest on the amount prepaid to the date of such prepayment, and

                           (C) the Borrower shall pay the Funding Loss, if any,
                  within 5 Business Days following an affected Lender's demand and delivery to the Borrower of the certificate as provided in
                  Section 3.18. Conversions on the last day of Interest Period pursuant to Section 3.10 are not prepayments.

                  (ii) The Borrower shall promptly notify the Administrative Agent upon the receipt of any Net Cash Proceeds of any Debt Event or Equity Event and, at any time that any such Net Cash Proceeds received and not previously applied to any prepayment pursuant to this Section 3.2(c)(ii) shall equal or exceed $10,000,000, the Borrower shall prepay Borrowings, together with payment of any Funding Losses, as applicable, in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Event or Equity Event.

                  (iii) If, at any time, the sum of the aggregate principal amount of Borrowings outstanding shall exceed the total Commitments, the Borrower shall forthwith prepay Borrowings, in a principal amount equal to such excess, together with accrued interest to the date of such prepayment on the principal amount of Borrowings prepaid and any Funding Losses owing in connection therewith.

         SECTION 3.3. INTEREST OPTIONS.

         Except as otherwise provided in this Agreement, Borrowings shall bear interest at an annual rate equal to the lesser of (i) the Base Rate or the LIBOR Rate plus the Applicable Margin, in each case as designated or deemed designated by the Borrower, and (ii) the Maximum Rate; provided that the LIBOR Rate may not be selected when an Event of Default or Potential Default has occurred and is continuing.

         SECTION 3.4. QUOTATION OF RATES.

         The Borrower may contact the Administrative Agent prior to delivering the Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind the Administrative Agent or the Lenders or affect the interest rate that is actually in effect when the Borrower makes the Borrowing Request or on the Borrowing Date.

         SECTION 3.5. DEFAULT RATE.

         To the extent lawful, any amount payable under any Credit Document that is not paid when due (including interest on any such unpaid amount) shall bear interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment, payable on demand.

         SECTION 3.6. INTEREST RECAPTURE.

         If the designated interest rate applicable to any amount exceeds the Maximum Rate, the interest rate on that amount is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If, at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent lawful, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect and (b) the amount of interest actually paid or accrued on the Notes.

         SECTION 3.7. INTEREST CALCULATIONS.

         All computations of interest based on the prime lending rate of the Administrative Agent shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All computations of interest based on the LIBOR Rate or the Fed Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 3.8. MAXIMUM RATE.

         Regardless of any provision contained in any Credit Document, no Lender is entitled to contract for, charge, take, reserve, receive or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then any excess shall be treated as a partial prepayment of principal (without regard to Section 3.9) and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lenders shall, to the maximum extent lawful, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and their effects, and (c) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Term Loan. However, if the Obligations are paid in full before the end of their full contemplated term, and if the interest received for the period that the Obligations were outstanding exceeds the Maximum Amount, then the Lenders shall refund any excess (and the Lenders may not, to the extent lawful, be subject to any penalties provided by any Legal Requirements for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount). If the Legal Requirements of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount", then those terms mean the "indicated rate ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code. The Borrower agrees that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to the Borrowings.

         SECTION 3.9. INTEREST PERIODS.

         If a Borrowing is a LIBOR Rate Borrowing, the Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at the Borrower's option, one, two or three months, subject to Section 13.1 and the following conditions with respect to a LIBOR Rate Borrowing: (i) the initial Interest Period commences on the Borrowing Date or conversion date, and each subsequent Interest Period applicable to such Borrowing commences on the day when the next preceding applicable Interest Period expires, (ii) if the Interest Period begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month and (iii) if the Borrower is required to pay any portion of a Borrowing before the end of its Interest Period in order to comply with the payment provisions of the Credit Documents, the Borrower shall also pay any related Funding Loss.

         SECTION 3.10. CONVERSIONS.

         The Borrower may in accordance with the procedures set forth below, (a) convert a LIBOR Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a LIBOR Rate Borrowing, and (c) elect a new Interest Period for a LIBOR Rate Borrowing, to commence upon expiration of the then-current Interest Period; provided that the Borrower may not convert to or select a new Interest Period for a LIBOR Rate Borrowing at any time when an Event of Default or Potential Default has occurred and is continuing. Any such conversion or election may be made by telephonic request to the Administrative Agent no later than 10:00 a.m. on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR Rate Borrowing or election of a new Interest Period), and no later than 11:00 a.m. on the last day of the Interest Period (for conversion to a Base Rate Borrowing). The Borrower shall provide a Conversion Notice to the Administrative Agent no later than two days after the date of the conversion or election. Absent the Borrower's telephonic request for conversion or election of a new Interest Period or if an Event of Default or Potential Default has occurred and is continuing, then, a LIBOR Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective when the applicable Interest Period expires.

         SECTION 3.11. ORDER OF APPLICATION.

         Each payment (including proceeds from the exercise of any Rights) of the Obligations shall be applied either (a) if no Event of Default or Potential Default has occurred and is continuing, then in the order and manner specified elsewhere herein, and if not so specified, then in the order and manner as the Borrower directs, or (b) if an Event of Default or Potential Default has occurred and is continuing or if the Borrower fails to give any direction required under clause (a) above, then in the following order: (i) to all fees, expenses, and indemnified amounts for which the Administrative Agent has not been paid or reimbursed in accordance with the Credit Documents and, except while an Event of Default under Section 10.1 has occurred and is continuing, as to which the Borrower has been invoiced and has failed to pay within ten Business Days of that invoice; (ii) to all fees, expenses and indemnified amounts for which any Lender has not been paid or reimbursed in accordance with the Credit Documents (and if any payment is less than all unpaid or unreimbursed fees and expenses, then that payment shall be applied against unpaid and unreimbursed fees and expenses in the order of incurrence or due date) and, except while an Event of Default under Section 10.1 has occurred and is continuing, as to which the Borrower has been invoiced and has failed to pay within ten Business Days of that invoice; (iii) to accrued interest on the principal amount of the Borrowings outstanding, (D) to the principal amount of the Borrowings outstanding in such order as the Required Lenders may elect (but the Lenders agree to apply proceeds in an order that will minimize any Funding
Loss); and (iv) to the remaining Obligations in the order and manner the Required Lenders deem appropriate.

         SECTION 3.12. SHARING OF PAYMENTS, ETC.

         Except as otherwise specifically provided, (a) principal and interest payments on the Borrowings shall be shared by the Lenders in accordance with their respective Commitment Percentages and (b) each other payment on the Obligations shall be shared by the Lenders in the proportion that the Obligations are owed to the Lenders on the date of the payment. If any Lender obtains any payment or prepayment with respect to the Obligations (whether voluntary, involuntary or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.13) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Credit Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrower agrees that, upon any purchase of a participation in a Borrowing from a Lender, the purchaser may, to the fullest extent lawful, exercise all of the Lender's Rights of payment (including the Right of offset) with respect to that participation as fully as if that purchaser were the direct creditor of the Borrower in the amount of that participation.

         SECTION 3.13. OFFSET.

         If an Event of Default has occurred and is continuing, each Lender is entitled to exercise (for the benefit of all the Lenders) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that the Borrower or any Company, other than an Excluded Subsidiary, may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligations then matured and owed (directly or participated) to it.

         SECTION 3.14. BOOKING THE ADVANCES.

         To the extent lawful, any Lender may make, carry or transfer its Advance at, to or for the account of any of its branch offices or the office or branch of any of its Affiliates. However, no Affiliate or branch is entitled to receive any greater payment under Section 3.16 than the transferor Lender would have been entitled to receive with respect to such Advance, and a transfer may not be made if, as a direct result of it, Section 3.16 or 3.17 would apply to any of the Obligations. If any of the conditions of Sections 3.16 or 3.17 ever apply to a Lender, that Lender shall, to the extent possible, carry or transfer its Advance at, to or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this section, does not create any burden or adverse circumstance for that Lender that would not otherwise exist, and eliminates or ameliorates the conditions of Section 3.16 or 3.17 as applicable.

         SECTION 3.15. BASIS UNAVAILABLE OR INADEQUATE FOR LIBOR RATE.

         If, on or before any date when a LIBOR Rate is to be determined for a Borrowing, the Administrative Agent reasonably determines that the basis for determining the applicable rate is not available or any Lender reasonably determines that the resulting rate does not accurately reflect the cost to that Lender of making or converting such Borrowing at that rate for the applicable Interest Period, then the Administrative Agent shall promptly notify the Borrower and the Lenders of that determination (which is conclusive and binding on the Borrower absent manifest error) and the Borrowing shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until the Administrative Agent notifies the Borrower that those circumstances no longer exist, the Lenders' commitments under this Agreement to make Advances bearing interest at the LIBOR Rate, or to convert a Base Rate Borrowing to a LIBOR Rate Borrowing, as the case may be, are suspended.

         SECTION 3.16. ADDITIONAL COSTS.

         (a) RESERVES. With respect to any LIBOR Rate Borrowing (i) if any change in any present Legal Requirement, any change in the interpretation or application of any present Legal Requirement, or any future Legal Requirement imposes, modifies or deems applicable (or if compliance by any Lender with any requirement of any Governmental Authority results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental or special reserves) be maintained (other than any reserve included in the LIBOR Reserve Percentage), and (ii) if those reserves reduce any sums receivable by that Lender under this Agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR Rate Borrowing, then (A) that Lender (through the Administrative Agent) shall deliver to the Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (B) the Borrower shall pay that amount to that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this subsection (a) survive the satisfaction and payment of the Obligations and termination of this Agreement.

         (b) CAPITAL ADEQUACY. With respect to the Borrowings, if any change in any present Legal Requirement (whether or not having the force of law), any change in the interpretation or application of any present Legal Requirement (whether or not having the force of law), or any future Legal Requirement (whether or not having the force of law) regarding capital adequacy, or if compliance by any Lender with any request, directive or requirement imposed in the future by any Governmental Authority regarding capital adequacy, or if any change by any Lender, its holding company, or its applicable lending office in its written policies or in the risk category of this transaction, in any of the foregoing events or circumstances, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) the Administrative Agent or that Lender (through the Administrative Agent) shall notify the Borrower and deliver to the Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and the Borrower shall pay that amount to the Administrative Agent or that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this subsection (b) shall survive the satisfaction and payment of the Obligations and termination of this Agreement.

         (c) TAXES. Subject to Section 3.19, any Taxes payable by the Administrative Agent or any Lender or ruled (by a Governmental Authority) payable by the Administrative Agent or any Lender in respect of this Agreement or any other Credit Document shall, if permitted by Legal Requirement, be paid by the Borrower, together with interest and penalties, if any, except for Taxes payable on or measured by the overall net income or capital of the Administrative Agent or that Lender (or the Administrative Agent or that Lender, as the case may be, together with any other Person with whom the Administrative Agent or that Lender files a consolidated, combined, unitary or similar Tax return) and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender. The Administrative Agent or that Lender (through the Administrative Agent) shall notify the Borrower and deliver to the Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and the Borrower shall pay that amount to the Administrative Agent for its account or the account of that Lender, as the case may be within five Business Days after demand. If the Administrative Agent or that Lender subsequently receives a refund of the Taxes paid to it by the Borrower, then the recipient shall promptly pay the refund to the Borrower.

         SECTION 3.17. CHANGE IN LEGAL REQUIREMENTS.

         If any Legal Requirement makes it unlawful for any Lender to make or maintain a LIBOR Rate Borrowing, then that Lender shall promptly notify the Borrower and the Administrative Agent, and (i) if such Borrowing has not yet been made, the Borrowing shall be made as a Base Rate Borrowing, and (ii) if the Borrowing has been made, (A) if maintaining such Borrowing until the last day of the applicable Interest Period is unlawful, then such Borrowing shall be converted to a Base Rate Borrowing as of the date of notice, in which event the Borrower will not be required to pay any related Funding Loss, (B) if not prohibited by Legal Requirement, then such Borrowing shall be converted to a Base Rate Borrowing as of the last day of the applicable Interest Period, or (C) if any conversion will not resolve the unlawfulness, then the Borrower shall promptly prepay such Borrowing without penalty but with related Funding Loss.

         SECTION 3.18. FUNDING LOSS.

         The Borrower shall indemnify each Lender against, and pay to it within five Business Days following demand and delivery by such Lender to the Borrower of the certificate herein provided, any Funding Loss of that Lender. When any Lender demands that the Borrower pay any Funding Loss, that Lender shall deliver to the Borrower and the Administrative Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification in this section survive the satisfaction and payment of the Obligations and termination of this Agreement.

         SECTION 3.19. FOREIGN LENDERS, PARTICIPANTS AND ASSIGNEES.

         Each Lender, Participant (by accepting a participation interest under this Agreement) and Assignee (by executing an Assignment) that is not organized under the Legal Requirements of the United States of America or one of its states (a) represents to the Administrative Agent and the Borrower that (i) no Taxes are required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to it in respect of the Obligations and (ii) it has furnished to the Administrative Agent and the Borrower two duly completed copies of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI or any other form acceptable to the Administrative Agent and the Borrower that entitles it to a complete exemption from U.S. federal withholding Tax on all interest or fee payments under the Credit Documents and
(b) covenants to (i) provide the Administrative Agent and the Borrower a new Form W-8BEN or W-8ECI or other form acceptable to the Administrative Agent and the Borrower upon the expiration or obsolescence according to Legal Requirement of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding Tax on all interest and fee payments under the Credit Documents, and (ii) comply from time to time with all Legal Requirements with regard to the withholding Tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then the Borrower and the Administrative Agent (without duplication) may deduct and withhold from interest and fee payments under the Credit Documents any Tax at the maximum rate under the IRC or other applicable Legal Requirement, and amounts so deducted and withheld shall be treated as paid to that Lender, Participant or Assignee, as the case may be, for all purposes under the Credit Documents.

         SECTION 3.20. DISCHARGE AND REINSTATEMENT.

         Each Company's obligations under the Credit Documents remain in full force and effect until no Lender has any commitment to extend credit under the Credit Documents and the Obligations are fully paid (except for provisions under the Credit Documents which by their terms expressly survive payment of the Obligations and termination of the Credit Documents). If any payment under any Credit Document is ever rescinded or must be restored or returned for any reason, then all Rights and obligations under the Credit Documents in respect of that payment are automatically reinstated as though the payment had not been made when due.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         This Agreement shall not be effective unless the Administrative Agent has received all of the items described in Schedule 4. In addition, no Lender is obligated to fund (as opposed to continue or convert) the initial Borrowing unless on the date of the initial Borrowing (and after giving effect to such Borrowing): (a) the Administrative Agent has timely received a properly completed and duly executed Borrowing Request, (b) all of the representations and warranties of the Companies in the Credit Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this Agreement), (c) no Material Adverse Event, Event of Default or Potential Default has occurred and is continuing, and (d) no limitation in Section 2.1 is or would be exceeded by the Borrowing. The Borrowing Request, however delivered, constitutes the Borrower's representation and warranty that the conditions in subsections (b) through (d) above are satisfied. Upon the Administrative Agent's or any Lender's reasonable request, the Borrower shall deliver to the Administrative Agent or such Lender evidence substantiating any of the matters in the Credit Documents that are necessary to enable the Borrower to qualify for the initial Borrowing. Each condition precedent in this Agreement (including, without limitation, those on Schedule 4) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent.

                                    ARTICLE V
                                   GUARANTIES

         The Borrower shall cause each Significant Subsidiary (other than any Excluded Subsidiary of the Borrower), whether now existing or in the future formed or acquired as permitted by the Credit Documents, to unconditionally guarantee the full payment and performance of the Obligations by execution of a Guaranty. Any Guaranty delivered by a Guarantor after the Closing Date pursuant to this Article V shall be accompanied by (a) an opinion of counsel to such Guarantor as to the enforceability of such Guaranty and such other matters as the Administrative Agent may reasonably request, (b) certified copies of the Constituent Documents of such Guarantor, (c) certified copies of all corporate or partnership (as the case may be) authorizations and approvals of Governmental Authorities required in connection with the execution, delivery and performance by such Guarantor of such Guaranty, and (d) such other certificates, documents and other information regarding such Guarantor as the Administrative Agent may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

         SECTION 6.1. PURPOSE.

         The Borrower will use the proceeds of the Term Loan for the acquisition of the Val Verde Gathering System assets from Burlington Resources pursuant to the Asset Purchase Agreement. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of the Margin Regulations, and no part of the proceeds of the Term Loan will be used, directly or indirectly, for a purpose that violates any Legal Requirement, including the Margin Regulations.

         SECTION 6.2. SUBSIDIARIES AND SIGNIFICANT SUBSIDIARIES.

         Schedule 6.2 describes the Borrower, all of its direct and indirect Subsidiaries and all of its Significant Subsidiaries as of the date hereof.

         SECTION 6.3. EXISTENCE, AUTHORITY AND GOOD STANDING.

         Each Company (other than any Excluded Subsidiary) is duly organized, validly existing and in good standing under the Legal Requirements of its jurisdiction of formation. Except where not a Material Adverse Event, each such Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (each of which jurisdictions is identified on Schedule 6.2). Each Company (other than any Excluded Subsidiary) possesses all requisite authority and power to conduct its business as is now being conducted and as proposed under the Credit Documents to be conducted and to own and operate its assets as now owned and operated and as proposed to be owned and operated under the Credit Documents.

         SECTION 6.4. AUTHORIZATION AND CONTRAVENTION.

         The execution and delivery by each Company of each Credit Document to which it is a party and the performance by it of its obligations under those Credit Documents (a) are within its corporate, partnership or comparable organizational powers, (b) have been duly authorized by all necessary corporate, partnership or comparable organizational action, (c) require no notice to, consents or approval of, action by or filing with, any Governmental Authority (except any action or filing that has been taken or made on or before the Closing Date), (d) do not violate any provision of any of its Constituent Documents, and (e) except violations that individually or collectively are not a Material Adverse Event, do not violate any provision of Legal Requirement applicable to it or any material agreement to which it is a party.

         SECTION 6.5. BINDING EFFECT.

         Upon execution and delivery by all parties to it, each Credit Document will constitute a legal and binding obligation of each Company party to it, enforceable against it in accordance with that Credit Document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity.

         SECTION 6.6. CURRENT FINANCIALS.

         The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of the Companies as of, and for the portion of the fiscal year ending on their dates (subject only to normal year-end adjustments for interim statements). Except for transactions directly related to, specifically contemplated by or expressly permitted by the Credit Documents, no material adverse changes have occurred in such consolidated financial condition from that shown in the Current Financials.

         SECTION 6.7. SOLVENCY.

         Each of the Borrower and each Guarantor is Solvent.

         SECTION 6.8. LITIGATION.

         Except as disclosed on Schedule 6.8 and matters covered (subject to reasonable and customary deductible and retention) by insurance or indemnification agreements as to which the insurer or indemnifying party, as applicable, has acknowledged liability, (a) no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company and, if so adversely determined, would be a Material Adverse Event, and (b) no outstanding and unpaid judgments against any Company exist that would be a Material Adverse Event.

         SECTION 6.9. TAXES.

         Except where not a Material Adverse Event, (a) all Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency and (b) all Taxes imposed upon each Company that are due and payable have been paid before delinquency except as being contested as permitted by Section 7.5.

         SECTION 6.10. COMPLIANCE WITH LAW AND ENVIRONMENTAL MATTERS.

         Except as disclosed on Schedule 6.10, (a) no Company has received notice from any Governmental Authority that it has actual or potential Environmental Liability and no Company has knowledge that it has any Environmental Liability, which actual or potential Environmental Liability in either case constitutes a Material Adverse Event, and (b) no Company has received notice from any Governmental Authority that any Real Property is affected by, and no Company has knowledge that any Real Property is affected by, any Release of any Hazardous Substance which constitutes a Material Adverse Event. Further, except as otherwise provided in any Credit Document, each Company (other than any Excluded Subsidiary) is in compliance with clause (a) of
Section 8.6.

         SECTION 6.11. EMPLOYEE PLANS.

         Except as disclosed on Schedule 6.11 or where not a Material Adverse Event, (a) no Employee Plan subject to ERISA has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 512 of the IRC), (b) neither any Company nor any ERISA Affiliate has incurred liability, except for liabilities for premiums that have been paid or that are not past due, under ERISA to the PBGC in connection with any Employee Plan, (c) neither any Company nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan in a manner that has given rise to a withdrawal liability under Title IV of ERISA, (d) neither the Borrower nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC), (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred excluding events for which the notice requirement is waived under applicable PBGC regulations, (f) neither any Company nor any ERISA Affiliate has any liability, or is subject to any Lien, under ERISA or the IRC to or on account of any Employee Plan, (g) each Employee Plan subject to ERISA and the IRC complies in all material respects, both in form and operation, with ERISA and the IRC, and (h) no Multiemployer Plan subject to the IRC is in reorganization within the meaning of Section 418 of the IRC. None of the matters disclosed on Schedule 6.11 give rise to any other "reportable events", as defined above.

         SECTION 6.12. DEBT.

         No Company has any Debt except as described on Schedule 6.12 or otherwise incurred after the date hereof in accordance with this Agreement.

         SECTION 6.13. PROPERTIES; LIENS.

         Each Company (other than any Excluded Subsidiary) has good and indefeasible title to all of its property reflected on the Current Financials as being owned by it except for property that is obsolete or that has been disposed of in the ordinary course of business between the date of the Current Financials and the date of this Agreement or, after the date of this Agreement, as permitted by Sections 8.8 and 8.9. No Lien exists on any property of any Company (other than any Excluded Subsidiary) except as described on Schedule 6.13 and other Permitted Liens. No Company (other than any Excluded Subsidiary) is party or subject to any agreement, instrument or order which in any way restricts any such Company's ability to allow Liens to exist upon any of its assets except relating to Permitted Liens.

         SECTION 6.14. GOVERNMENTAL REGULATIONS.

         No Company is subject to regulation under the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935.

         SECTION 6.15. TRANSACTIONS WITH AFFILIATES.

         Except as otherwise disclosed on Schedule 6.15 or permitted by Section 8.5, no Company is a party to a material transaction with any of its Affiliates.

         SECTION 6.16. LEASES.

         Except where not a Material Adverse Event, (a) each Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties and assets and (b) all material leases under which any Company is a lessee are in full force and effect.

         SECTION 6.17. LABOR MATTERS.

         Except where not a Material Adverse Event, (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at the Real Property exist, (b) hours worked by and payment made to the employees of any Company or any Predecessor have not been in violation of the Fair Labor Standards Act or any other applicable Legal Requirements pertaining to labor matters, (c) all payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, and (d) the business activities and operations of each Company are in compliance with OSHA and other applicable health and safety Legal Requirements.

         SECTION 6.18. INTELLECTUAL PROPERTY.

         Except where not a Material Adverse Event, (a) each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this Agreement, (b) each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists.

         SECTION 6.19. INSURANCE.

         All insurance required under Section 7.9 is in full force and effect.

         SECTION 6.20. RESTRICTIONS ON DISTRIBUTIONS.

         Except as disclosed on Schedule 6.20, no Subsidiary (other than any Excluded Subsidiary) of the Borrower is subject to any restriction on such Subsidiary's ability to directly or indirectly declare, make or pay Distributions to the Borrower.

         SECTION 6.21. FULL DISCLOSURE.

         Each fact or condition relating to any Company's financial condition, business or property that is a Material Adverse Event has been disclosed in writing to the Administrative Agent. All information previously furnished by any Company to the Administrative Agent in connection with the Credit Documents (the "DISCLOSED INFORMATION") was (and all information furnished in the future by any Company to the Administrative Agent will be) true and accurate in all material respects. As of the Closing Date, the Disclosed Information taken as a whole, was not misleading in any material respect and did not omit to disclose any matter the failure of which to be disclosed would result in any information contained in the Disclosed Information being misleading in any material respect.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         Until the Commitments have been terminated and the Obligations have been fully paid and performed, the Borrower covenants and agrees with the Administrative Agent and the Lenders that, without first obtaining the Required Lenders' written consent to the contrary:

         SECTION 7.1. CERTAIN ITEMS FURNISHED.

         The Borrower shall furnish or shall cause the following to be furnished to each Lender:

         (a) ANNUAL FINANCIALS OF THE BORROWER. Promptly after preparation but no later than 90 days after the last day of each fiscal year of the Borrower, Financials showing the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of, and for the year ended on, that last day setting forth in comparative form the figures for the previous fiscal year, accompanied by (i) the opinion, without material qualification, of KPMG LLP or other firm of nationally-recognized independent certified public accountants reasonably acceptable to the Required Lenders, based on an audit (other than in the case of consolidating Financials) using generally accepted auditing standards, that those Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated and consolidating financial condition and results of operations of the Borrower and its Subsidiaries, and (ii) a related Compliance Certificate from a Responsible Officer, on behalf of the Borrower.

         (b) QUARTERLY REPORTS. Promptly after preparation but no later than 45 days after the last day of (i) each of the first three fiscal quarters of the Borrower and the Companies each year,

Financials showing the consolidated financial condition and results of operations of the Borrower and its Subsidiaries for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, accompanied, in each case, by a related Compliance Certificate, together with a completed copy of the schedule to that certificate, signed by a Responsible Officer, on behalf of the Borrower and (ii) each fiscal quarter of the Borrower prior to the Completion Date, a report detailing the progress of the FINA/BASF Project, in form and substance satisfactory to the Administrative Agent.

         (c) OTHER REPORTS. Promptly after preparation and distribution, accurate and complete copies of all reports and other material communications about material financial matters or material corporate plans or projections by or for any Company for distribution to any Governmental Authority or any creditor, other than credit, trade and other reports prepared and distributed in the ordinary course of business and information otherwise furnished to the Administrative Agent and the Lenders under this Agreement.

         (d) EMPLOYEE PLANS. As soon as possible and within 30 days after any Company knows that any event which would constitute a reportable event under
Section 4043(b) of Title IV of ERISA with respect to any Employee Plan subject to ERISA has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that plan, deliver a certificate of a Responsible Officer of the Borrower setting forth details as to that reportable event and the action that the Borrower or an ERISA Affiliate, as the case may be, proposes to take with respect to it, together with a copy of any notice of that reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the plan is to be terminated, as the case may be. For all purposes of this section, each Company is deemed to have all knowledge of all facts attributable to the plan administrator under ERISA.

         (e) OTHER NOTICES. Notice, promptly after the Borrower knows, of (i) the existence and status of any Litigation that is reasonably likely to be adversely determined and, if determined adversely to any Company, would be a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Credit Document, (iii) an Event of Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking or propose to take with respect to such event, (iv) any default or potential default under any FINA/BASF Contract and
(v) the Completion Date.

         (f) OTHER INFORMATION. Promptly when reasonably requested by the Administrative Agent or any Lender, such reasonable information (not otherwise required to be furnished under this Agreement) about any Company's business affairs, assets and liabilities.

         SECTION 7.2. USE OF CREDIT.

         The Borrower shall use the proceeds of the Term Loan only for the purposes specified in this Agreement.

         SECTION 7.3. BOOKS AND RECORDS.

         The Borrower shall, and shall cause each other Company to, maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

         SECTION 7.4. INSPECTIONS.

         Upon reasonable request and subject to compliance with applicable safety standards, with contractual privilege and non-disclosure agreements, and with the same conditions applicable to any Company in respect of property of that Company on the premises of other Persons, the Borrower shall, and shall cause each other Company to, allow the Administrative Agent or any Lender (or their respective Representatives) to inspect any of its properties, to review reports, files and other records and to make and take away copies thereof, to conduct reasonable tests or investigations, and to discuss any of its affairs, conditions and finances with its other creditors, directors, officers, employees or representatives from time to time, during reasonable business hours.

         SECTION 7.5. TAXES.

         The Borrower shall, and shall cause each other Company to, promptly pay when due any and all Taxes except Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien sufficient to be enforced has been and continues to be stayed.

         SECTION 7.6. PAYMENT OF MATERIAL OBLIGATIONS.

         The Borrower shall, and shall cause each other Company (other than any Excluded Subsidiary) to, promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by, if required, appropriate proceedings).

         SECTION 7.7. EXPENSES.

         Within ten Business Days after demand accompanied by an invoice describing the costs, fees and expenses in reasonable detail (and subject to any limitations separately agreed to in writing by the Borrower and the Administrative Agent in respect of costs, fees and expenses of the Administrative Agent or any of its Representatives), the Borrower shall pay (a) all costs, fees and reasonable expenses paid or incurred by the Administrative Agent and the Sole Lead Arranger incident to any Credit Document in connection with the negotiation, documentation, syndication, preparation, delivery and execution of the Credit Documents (including the reasonable fees and expenses of the Administrative Agent's counsel) and any related amendment, waiver or consent, whether or not the Closing Date actually occurs and (b) all reasonable costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement of the obligations of any Company under the Credit Documents or the exercise of any Rights under the Credit Documents (including reasonable attorneys' fees and court costs), all of which are part of the Obligations, bearing interest (if not paid within ten Business Days after demand accompanied by an invoice describing the costs, fees and expenses in reasonable detail) on the portion thereof from time to time unpaid at the Default Rate until paid.

         SECTION 7.8. MAINTENANCE OF EXISTENCE, ASSETS AND BUSINESS.

         The Borrower shall, and shall cause each other Company (other than any Excluded Subsidiary) to, (a) except in connection with dispositions permitted under Section 8.8, mergers, consolidations and dissolutions permitted under
Section 8.9 and statutory conversions to another form of entity as permitted by applicable Legal Requirements, maintain its existence and good standing in its state of formation, and (b) except where not a Material Adverse Event, (i) maintain its authority to transact business and good standing in all other states, (ii) maintain all licenses, permits and franchises (including Environmental Permits) necessary for its business, and (iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         SECTION 7.9. INSURANCE.

         The Borrower shall, and shall cause each other Company (other than any Excluded Subsidiary) to, at its cost and expense, maintain with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         SECTION 7.10. ENVIRONMENTAL MATTERS.

         The Borrower shall, and shall cause each other Company to, (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Environmental Laws and Environmental Permits except to the extent noncompliance does not constitute a Material Adverse Event, (b) promptly deliver to the Administrative Agent a copy of any notice received from any Governmental Authority alleging that any such Company is not in compliance with any Environmental Law or Environmental Permit if the allegation constitutes a Material Adverse Event, and (c) promptly deliver to the Administrative Agent a copy of any notice received from any Governmental Authority alleging that any such Company has any potential Environmental Liability if the allegation constitutes a Material Adverse Event.

         SECTION 7.11. INDEMNIFICATION.

         (a) AS USED IN THIS SECTION: (i) "INDEMNITEE" MEANS THE ADMINISTRATIVE AGENT, EACH LENDER, EACH PRESENT AND FUTURE AFFILIATE (WITH WHICH ANY COMPANY HAS ENTERED INTO A WRITTEN CONTRACTUAL ARRANGEMENT) OF THE ADMINISTRATIVE AGENT OR ANY LENDER, EACH PRESENT AND FUTURE REPRESENTATIVE OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THOSE AFFILIATES AND EACH PRESENT AND FUTURE SUCCESSOR AND PERMITTED ASSIGN OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THOSE AFFILIATES OR

REPRESENTATIVES; AND (ii) "INDEMNIFIED LIABILITIES" MEANS ALL KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES AND OBLIGATIONS AND ALL COSTS AND REASONABLE EXPENSES AND DISBURSEMENTS (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING -- THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE AND IN ANY WAY ARISING OUT OF ANY
(A) CREDIT DOCUMENT, TRANSACTION CONTEMPLATED BY ANY CREDIT DOCUMENT OR REAL PROPERTY, (B) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, PREDECESSOR, REAL PROPERTY OR ACT, OMISSION, STATUS, OWNERSHIP OR OTHER RELATIONSHIP, CONDITION OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY CREDIT DOCUMENT OR (C) INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

         (b) THE BORROWER SHALL INDEMNIFY EACH INDEMNITEE FROM AND AGAINST, PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

         (c) THE FOREGOING PROVISIONS (i) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATIONS, (ii) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LEGAL REQUIREMENT, PUNITIVE DAMAGES, FINES AND OTHER PENALTIES, (iii) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (iv) ARE NOT AFFECTED BY ANY INDEMNITEE'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING OR WAIVER.

         (d) HOWEVER, NO INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN SOLE GROSS NEGLIGENCE OR SOLE WILLFUL MISCONDUCT.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         Until the Commitments have been terminated and the Obligations have been fully paid and performed, the Borrower covenants and agrees with the Administrative Agent and the Lenders that, without first obtaining the Required Lenders' consent to the contrary:

         SECTION 8.1. DEBT.

         The Borrower will not cause or permit any other Company to, create, incur, assume or suffer to exist any Debt except the following (the "PERMITTED DEBT"):

         (a) SUBSIDIARY GUARANTIES. Guaranties of any Debt of the Borrower.

         (b) PERMITTED NON-RECOURSE DEBT. Permitted Non-Recourse Debt.

         (c) CENTENNIAL GUARANTY. Upon the acquisition by TE Products of a one-third interest in the Centennial Pipeline Project, Debt arising under the Centennial Guaranty.

         (d) ADDITIONAL DEBT. Additional Debt not described in clauses (a) through (c) above incurred by the Guarantors in an aggregate principal amount not to exceed $25,000,000.

         (e) EXISTING DEBT. The Debt described on Schedule 6.12, together with all renewals, extensions, amendments, modifications and refinancings of (but not any principal increases to) any of such Debt.

         SECTION 8.2. PREPAYMENTS.

         The Borrower will not, and will not cause or permit any other Company, other than an Excluded Subsidiary, to, prepay or redeem or cause to be prepaid or redeemed any principal of, or any interest on, any of its Debt except (a) the Obligations and (b) any of its other Debt if (i) no Event of Default or Potential Default has occurred and is continuing immediately before, or will occur as a result of (or otherwise will occur immediately after), the prepayment or redemption, and (ii) in respect of any prepayment or redemption of the Senior Notes, the Borrower concurrently prepays to the Lenders the Borrowings in a principal amount that is in the same proportion to the total principal amount of the Borrowings outstanding immediately before such prepayment as the amount of principal of the Senior Notes then being prepaid or redeemed bears to the total principal amount of the Senior Notes immediately before such prepayment or redemption in accordance with Section 3.2(c)(iv).

         SECTION 8.3. LIENS.

         The Borrower will not, and will not cause or permit any other Company:
(a) to create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except Permitted Liens or (b) to enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets except (i) the Credit Documents, (ii) any lease that places a Lien prohibition on only the property subject to that lease, and (iii) arrangements and agreements that apply only to property subject to Permitted Liens. The following are "PERMITTED LIENS":

         (a) EXISTING LIENS. The Liens existing on the date of this Agreement and described on Schedule 6.13 and any renewal, extension, amendment or modification of any of such Lien, provided that the total principal amount secured by any such Lien never exceeds the total principal amount secured by such Lien on the date of this Agreement.

         (b) THIS TRANSACTION. Liens, if any, ever granted to the Administrative Agent in favor of the Lenders to secure all of any part of the Obligations.

         (c) BONDS. Liens securing any industrial development, pollution control or similar revenue bonds that never exceed a total principal amount of $25,000,000.

         (d) FORECLOSED PROPERTIES. Liens existing on any property acquired by any Company in connection with the foreclosure or other exercise of its Lien on the property.

         (e) SETOFFS. Rights of set off or recoupment and banker's Liens, subject to any limitations imposed upon them in the Credit Documents.

         (f) INSURANCE. Pledges or deposits made to secure payment of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs.

         (g) BIDS AND BONDS. Good faith pledges or deposits (i) for 10% or less of the amounts due under (and made to secure) any Company's performance of bids, tenders, contracts (except for the repayment of borrowed money), (ii) in respect of any operating lease, that are for up to but not more than the greater of either 10% of the total rental obligations for the term of the lease or 50% of the total rental obligations payable during the first year of the lease or (iii) made to secure statutory obligations, surety or appeal bonds, or indemnity, performance or other similar bonds benefiting any Company in the ordinary course of its business.

         (h) PERMITS. Conditions in any permit, license or order issued by a Governmental Authority for the ownership and operation of a pipeline that do not materially impair the ownership or operation of such pipeline.

         (i) PROPERTY RESTRICTIONS. Zoning and similar restrictions on the use of, and easements, restrictions, covenants, title defects and similar encumbrances on, any Real Property or pipeline right-of-way that (i) do not materially impair the Company's use of the Real Property or pipeline right-of-way and (ii) are not violated by existing structures (including the pipeline) or current land use.

         (j) EMINENT DOMAIN. The Right reserved to, or vested in, any Governmental Authority (or granted by a Governmental Authority to another Person) by the terms of any Right, franchise, grant, license, permit or Legal Requirements to purchase or recapture, or to designate a purchaser of, any property.

         (k) INCHOATE LIENS. If no Lien has been filed in any jurisdiction or agreed to, (i) claims and Liens for Taxes not yet due and payable, (ii) mechanic's Liens and materialman's Liens for services or materials and similar Liens incident to construction and maintenance of real property, in each case for which payment is not yet due and payable, (iii) landlord 's Liens for rental not yet due and payable, and (iv) Liens of warehousemen and carriers and similar Liens securing obligations that are not yet due and payable.

         (l) PERMITTED NON-RECOURSE DEBT. Liens securing obligations in respect of Permitted Non-Recourse Debt of any Subsidiary of the Borrower.

         (m) MISCELLANEOUS. Any of the following to the extent that the validity or amount is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP has been made, levy and execution has not issued or continues to be stayed, and they do not individually or collectively detract materially from the value of the property of the Company in question or materially impair the use of that property in the operation of its business: (i) claims and Liens for Taxes; (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process before adjudication of a dispute on the merits; (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar Liens; (iv) Liens incident to construction and maintenance of real property; and (v) adverse judgments, attachments or orders on appeal for the payment of money.

         SECTION 8.4. EMPLOYEE PLANS.

         Except as disclosed on Schedule 6.11 or where not a Material Adverse Event, the Borrower will not, and will not cause or permit any other Company to, permit any of the events or circumstances described in Section 6.11 to exist or occur.

         SECTION 8.5. TRANSACTIONS WITH AFFILIATES.

         The Borrower will not, and will not cause or permit any other Company to, enter into any material transaction with any of its Affiliates except (a) those described on Schedule 6.15, (b) transactions between the Borrower and a Guarantor, (c) transactions permitted under Section 8.1 or 8.7, (d) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, and (e) compensation arrangements in the ordinary course of business with directors and officers of the Companies.

         SECTION 8.6. COMPLIANCE WITH LEGAL REQUIREMENTS AND DOCUMENTS.

         The Borrower will not, and will not cause or permit any other Company to: (a) violate the provisions of any Legal Requirements (including, without limitation, OSHA and Environmental Laws) applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations of Legal Requirements or other material agreements, would be a Material Adverse Event, (b) violate in any material respect any provision of its Constituent Documents, or (c) repeal, replace or amend any provision of its Constituent Documents, if that action would be a Material Adverse Event.

         SECTION 8.7. DISTRIBUTIONS.

         The Borrower will not, and will not cause or permit any other Company to declare, make or pay any Distribution other than (a) Distributions from any Subsidiary of the Borrower to the Borrower and the other owners (if any) of Equity Interests in such Subsidiary and (b) Distributions by the Borrower that
(i) will not violate its Constituent Documents and (ii) do not exceed "Available Cash" as defined in the Borrower's Agreement of Limited Partnership, in each case, so long as no Event of Default or Potential Default has occurred and is continuing or will occur as a result of such Distribution.

         SECTION 8.8. DISPOSITION OF ASSETS.

         The Borrower will not, and will not cause or permit any other Company (other than any Excluded Subsidiary) to, sell, assign, lease, transfer or otherwise dispose of any of its assets (including equity interests in any other Company) other than (a) dispositions in the ordinary course of business for a fair and adequate consideration, (b) dispositions to any other Company that is a Guarantor, (c) dispositions to any Excluded Subsidiary in connection with a transaction involving the issuance by such Excluded Subsidiary of Permitted Non-Recourse Debt for the purposes described in clause (ii) of the definition of "Permitted Non-Recourse Debt", (d) dispositions of assets that are obsolete or are no longer in use and are not significant to the continuation of such Company's business, and (e) any other disposition of assets, provided that the Borrower is in compliance with Section 3.2(c), if applicable, with respect to such disposition of assets.

         SECTION 8.9. MERGERS, CONSOLIDATIONS AND DISSOLUTIONS.

         The Borrower will not, and will not cause or permit any other Company (other than any Excluded Subsidiary) to, merge or consolidate with any other Person or dissolve, except (a) so long as no Event of Default or Potential Default has occurred and is continuing or will occur as a result of such transaction, any merger or consolidation involving one or more Companies (so long as, if the Borrower is involved, it is the survivor), and (b) dissolution of any Company (other than the Borrower) if substantially all of its assets have been conveyed to any Company or disposed of as permitted in Section 8.8.

         SECTION 8.10. AMENDMENT OF CONSTITUENT DOCUMENTS.

         The Borrower will not, and will not cause or permit any other Company (other than any Excluded Subsidiary) to, materially amend or modify its Constituent Documents.

         SECTION 8.11. ASSIGNMENT.

         The Borrower will not, and will not cause or permit any other Company to, assign or transfer any of its Rights, duties or obligations under any of the Credit Documents.

         SECTION 8.12. FISCAL YEAR AND ACCOUNTING METHODS.

         The Borrower will not, and will not cause or permit any other Company to, change its fiscal year for accounting purposes or any material aspect of its method of accounting except to conform any new Subsidiary's accounting methods to the Borrower's accounting methods.

         SECTION 8.13. NEW BUSINESS.

         The Borrower will not, and will not cause or permit any other Company to, engage in any business except the businesses in which it is presently engaged and any other reasonably related business.

         SECTION 8.14. GOVERNMENT REGULATIONS.

         The Borrower will not, and will not cause or permit any other Company to, conduct its business in a way that causes the Borrower or such Company to become regulated under the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935.

         SECTION 8.15. SENIOR NOTES.

         The Borrower will not, and will not cause or permit any other Company to, (i) secure the obligations of any Company under the Senior Notes or the related Indentures relating to such Senior Notes, (ii) increase the principal amount of the Senior Notes, (iii) amend or modify any scheduled date of payment of principal under the Senior Notes or the related Indentures relating to such Senior Notes, or (iv) increase the stated rate of any interest applicable to the Senior Notes.

         SECTION 8.16. STRICT COMPLIANCE.

         The Borrower will not, and will not cause or permit any other Company to, do indirectly anything that it may not do directly under any covenant in any Credit Document.

         SECTION 8.17. RESTRICTIVE AGREEMENTS.

         The Borrower will not, and will not cause or permit any other Company to, enter into any agreement, contract, arrangement or other obligation if the effect of such agreement, contract, arrangement or other obligation is (a) to impose any restriction, other than in connection with the issuance by any Subsidiary of the Borrower of Permitted Non-Recourse Debt, on the ability of any such Subsidiary to make or declare Distributions to the holders of its Equity Interests that is more restrictive than the restrictions that are in effect on the date of this Agreement and disclosed on Schedule 6.20 or (b) to restrict the ability of any Company to create or maintain Liens on its assets in favor of the Administrative Agent and the Lenders to secure, in whole or part, the Obligations, except with respect to (i) agreements, contracts, arrangements or other obligations of any Subsidiary of the Borrower acquired by the Borrower or any Subsidiary of the Borrower after the date hereof to the extent that such acquired Subsidiary was a party to such agreements, contracts, arrangements or other obligations prior to its acquisition by the Borrower or any Subsidiary of the Borrower and (ii) the issuance by any Subsidiary of the Borrower of Permitted Non-Recourse Debt.

                                   ARTICLE IX
                               FINANCIAL COVENANTS

         Until the Commitments have been terminated and the Obligations have been fully paid and performed, the Borrower covenants and agrees with the Administrative Agent and the Lenders that, without first obtaining the Required Lenders' consent to the contrary:

         SECTION 9.1. MINIMUM NET WORTH.

         As of the last day of each fiscal quarter of the Borrower, Consolidated Net Worth will not be less than the sum of (a) 80% of Consolidated Net Worth as of December 31, 2000, plus (b) 100% of the Net Cash Proceeds of all Equity Events occurring after December 31, 2000.

         SECTION 9.2. MAXIMUM FUNDED DEBT TO PRO FORMA EBITDA.

         As of the last day of each fiscal quarter of the Borrower, the ratio of Consolidated Funded Debt to Pro Forma EBITDA for the period consisting of four consecutive fiscal quarters taken as a single accounting period and ending on such day will be less than the amount specified below for such fiscal quarter:

                   QUARTER ENDING                             RATIO
                   --------------                          ------------
                      6/30/02                              5.50 to 1.00
                      9/30/02                              5.00 to 1.00


         SECTION 9.3. FIXED CHARGE COVERAGE RATIO.

         As of the last day of each fiscal quarter of the Borrower, the ratio of
(a) EBITDA of the Borrower to (b) the sum of Interest Expense of the Borrower and Maintenance Capital Expenditures of the Borrower, in each case, (x) for the four consecutive fiscal quarters taken as a single accounting period and ending on such day and (y) excluding Interest Expense and Maintenance Capital Expenditures of any Excluded Subsidiary of the Borrower, will not be less than
1.75 to 1.00.

                                    ARTICLE X
                                EVENTS OF DEFAULT

         The term "EVENT OF DEFAULT" means the occurrence of any one or more of the following:

         SECTION 10.1. PAYMENT OF OBLIGATIONS.

         The Borrower's failure or refusal to pay (a) principal of any Note on or before the date due or (b) any other part of the Obligations (including fees due under the Credit Documents) on or before three Business Days after the date due.

         SECTION 10.2. COVENANTS.

         Any Company's failure or refusal to punctually and properly perform, observe and comply with any covenant (other than covenants to pay the Obligations) applicable to it:

         (a) In Article VIII or IX; or

         (b) In Section 7.1, and such failure or refusal continues for ten days after the earlier of (i) any Company's obtaining knowledge of such failure or refusal and (ii) any Company's being notified of such failure or refusal by the Administrative Agent or any Lender; or

         (c) In any other provision of any Credit Document, and that failure or refusal continues for 30 days after the earlier of (i) any Company's obtaining knowledge of such failure or refusal and (ii) any Company's being notified of such failure or refusal by the Administrative Agent or any Lender.

         SECTION 10.3. DEBTOR RELIEF.

         The Borrower or any Significant Subsidiary (a) is not Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to or acquiesces in the benefit of any Debtor Law, or (d) becomes a party to or is made the subject of any proceeding (except as a creditor or claimant) provided for by any Debtor Law (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

         SECTION 10.4. JUDGMENTS AND ATTACHMENTS.

         Where the amounts in controversy or of any judgments, as the case may be, exceed (from and after the date hereof and individually or collectively) $25,000,000 for the Borrower or TE Products or $1,000,000 for any other Company, and such Person fails (a) to have discharged, within 60 days after its commencement, any attachment, sequestration or similar proceeding against any of its assets or (b) to pay any money judgment against it within ten days before the date on which any of its assets may be lawfully sold to satisfy that judgment.

         SECTION 10.5. GOVERNMENT ACTION.

         Either (a) a final non-appealable order is issued by any Governmental Authority (including the United States Justice Department) seeking to cause any Company (other than any Excluded Subsidiary) to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry or similar Legal Requirements, or (b) any Governmental Authority condemns, seizes or otherwise appropriates or takes custody or control of all or any substantial portion of any Company's (other than any Excluded Subsidiary) assets and, in either case, such event constitutes a Material Adverse Event.

         SECTION 10.6. MISREPRESENTATION.

         Any representation or warranty made by any Company in any Credit Document at any time proves to have been materially incorrect when made.

         SECTION 10.7. CHANGE OF CONTROL.

         Any one or more of the following occurs or exists: (a) the Borrower ceases to own (i) at least 99.999% of the limited partner interests in TE Products, TCTM or Midstream; or (ii) directly or indirectly, 100% of the ownership interests of TEPPCO GP; or (b) Texas Eastern ceases to be the sole general partner of the Borrower; or (c) TEPPCO GP ceases to be the sole general partner of TE Products, TCTM or Midstream; or (d) TEPPCO GP and Midstream cease to be the sole general partners of Jonah Gas; or (e) Midstream ceases to own (i) 99.999% of the limited partnership interest in Val Verde; or (ii) directly, 100% of the ownership interest of TEPPCO NGL; or (f) TEPPCO NGL ceases to be the sole general partner of Val Verde; or (g) Duke Energy Field Services, LLC ceases to own, directly or indirectly, 100% of the ownership interests of Texas Eastern.

         SECTION 10.8. OTHER DEBT.

         In respect of the Senior Notes or any other Debt owed by any Company (other than the Obligations) individually or collectively of at least $10,000,000 (a) any Company fails to make any payment when due (inclusive of any grace, extension, forbearance or similar period), or (b) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause or to permit any holder of that Debt to cause (whether or not it elects to cause) any of that Debt to become due before its stated maturity or regularly scheduled payment dates, or (c) any of that Debt is declared to be due and payable or required to be prepaid by any Company before its stated maturity.

         SECTION 10.9. FINA/BASF CONTRACTS.

         Any default or other condition or event shall occur and be continuing under any FINA/BASF Contract that constitutes a Material Adverse Event.

         SECTION 10.10. VALIDITY AND ENFORCEABILITY.

         Once executed, this Agreement, any Note or Guaranty ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested in writing by any Company party to it or any Company party to it denies in writing that it has any further liability or obligations under it except in accordance with that document's express provisions or as the appropriate parties under Section 13.8 below may otherwise agree in writing.

         SECTION 10.11. HEDGING AGREEMENTS.

         In respect of any obligation under any Hedging Agreement entered into by any Company individually or collectively of at least $10,000,000 (a) any Company fails to make any payment when due (inclusive of any grace, extension, forbearance or similar period), the effect of which is to cause (whether or not it elects to cause) any of the obligations under such Hedging Agreement to become due before its stated payment date, or (b) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause (whether or not it elects to cause) any of the obligations under such Hedging Agreement to become due before its stated payment date or (c) any such obligation is declared to be due and payable or required to be prepaid by any Company before its stated payment date.

                                   ARTICLE XI
                               RIGHTS AND REMEDIES

         SECTION 11.1. REMEDIES UPON EVENT OF DEFAULT.

         (a) DEBTOR RELIEF. Upon the occurrence of an Event of Default under
Section 10.3, the Commitments shall automatically terminate, and the entire outstanding principal amount of the Borrowings and all other accrued and unpaid portions of the Obligations shall automatically become due and payable without any action of any kind whatsoever.

         (b) OTHER EVENTS OF DEFAULT. If any Event of Default has occurred and is continuing, subject to the terms of Section 12.5(b), the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, upon notice to the Borrower, do any one or more of the following: (i) if the maturity of the Obligations has not already been accelerated under Section 11.1(a), declare the outstanding principal amount of the Borrowings and all other accrued and unpaid portion of the Obligations immediately due and payable, whereupon they shall be due and payable, (ii) terminate the Commitments, (iii) reduce any claim to judgment and (iv) exercise any and all other legal or equitable Rights afforded by the Credit Documents, by applicable Legal Requirements, or in equity.

         (c) OFFSET. If an Event of Default has occurred and is continuing, to the extent lawful, upon notice to the Borrower, each Lender may exercise the Rights of offset and banker's lien against each and every account and other property, or any interest therein, which the Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligations then matured and owed to that Lender.

         SECTION 11.2. COMPANY WAIVERS.

         To the extent lawful, the Borrower waives all other presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration and notice of protest and nonpayment and agrees that its liability with respect to all or any part of the Obligations is not affected by any renewal or extension in the time of payment of all or any part of the Obligations, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligations.

         SECTION 11.3. NOT IN CONTROL.

         Nothing in any Credit Documents gives or may be deemed to give to the Administrative Agent or any Lender the Right to exercise control over any Company's Real Property, other assets, affairs or management or to preclude or interfere with any Company's compliance with any Legal Requirement or require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement or other provision of any Credit Document is included for credit documentation purposes only and does not imply or be deemed to mean that the Administrative Agent or any Lender acquiesces in any non-compliance by any Company with any Legal Requirement, document, or otherwise or does not expect the Companies to promptly, diligently and continuously carry out all appropriate removal, remediation, compliance, closure or other activities required or appropriate in accordance with all Environmental Laws. The Administrative Agent's and the Lenders' power is limited to the Rights provided in the Credit Documents. All of those Rights exist solely (and may be exercised in manner calculated by the Administrative Agent or the Lenders in their respective good faith business judgment) to assure payment and performance of the Obligations.

         SECTION 11.4. COURSE OF DEALING.

         The acceptance by the Administrative Agent or the Lenders of any partial payment on the Obligations is not a waiver of any Event of Default then existing. No waiver by the Administrative Agent, the Required Lenders or the Lenders of any Event of Default is a waiver of any other then-existing or subsequent Event of Default. No delay or omission by the Administrative Agent, the Required Lenders or the Lenders in exercising any Right under the Credit Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Credit Documents or otherwise.

         SECTION 11.5. CUMULATIVE RIGHTS.

         All Rights available to the Administrative Agent, the Required Lenders and the Lenders under the Credit Documents are cumulative of and in addition to all other Rights granted to the Administrative Agent, the Required Lenders and the Lenders at law or in equity, whether or not the Obligations are due and payable and whether or not the Administrative Agent, the Required Lenders or the Lenders have instituted any suit for collection, foreclosure or other action in connection with the Credit Documents.

         SECTION 11.6. APPLICATION OF PROCEEDS.

         Any and all proceeds ever received by the Administrative Agent or the Lenders from the exercise of any Rights pertaining to the Obligations shall be applied to the Obligations according to Section 3.11.

         SECTION 11.7. EXPENDITURES BY LENDERS.

         Any costs and reasonable expenses spent or incurred by the Administrative Agent or any Lender in the exercise of any Right under any Credit Document shall be payable by the Borrower to the Administrative Agent within ten Business Days after such Person made demand for payment of such amount from Borrower, accompanied by copies of supporting invoices or statements (if any), shall become part of the Obligations and shall bear interest at the Default Rate from the date spent until the date repaid.

         SECTION 11.8. LIMITATION OF LIABILITY.

         Neither the Administrative Agent nor any Lender shall be liable to any Company for any amounts representing indirect, special or consequential damages suffered by any Company, except where such amounts are based substantially on willful misconduct by the Administrative Agent or such Lender, but then only to the extent any damages resulting from such willful misconduct are covered by the Administrative Agent's or the Lender's fidelity bond or other insurance.

                                   ARTICLE XII
                        ADMINISTRATIVE AGENT AND LENDERS

         SECTION 12.1. THE ADMINISTRATIVE AGENT.

         (a) APPOINTMENT. Each Lender appoints the Administrative Agent (including, without limitation, each successor Administrative Agent in accordance with this Section 12.1) as its nominee and agent to act in its name and on its behalf (and the Administrative Agent and each such successor accepts that appointment): (i) To act as its nominee and on its behalf in and under all Credit Documents; (ii) to arrange the means whereby its funds are to be made available to the Borrower under the Credit Documents; (iii) to take any action that it properly requests under the Credit Documents (subject to the concurrence of other Lenders as may be required under the Credit Documents); (iv) to receive all documents and items to be furnished to it under the Credit Documents; (v) to be the secured party, mortgagee, beneficiary, recipient and similar party in respect of any collateral for the benefit of the Lenders (at any time an Event of Default or Potential Default has occurred and is continuing); (vi) to promptly distribute to it all material information, requests, documents and items received from any Company under the Credit Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon or otherwise) in accordance with the terms of the Credit Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from it. The Administrative Agent, however, may not be required to take any action that exposes it to personal liability or that is contrary to any Credit Document or applicable Legal Requirement.

         (b) SUCCESSOR. The Administrative Agent may, subject (at any time no Event of Default or Potential Default has occurred and is continuing) to the Borrower's prior written consent that may not be unreasonably withheld, assign all of its Rights and obligations as the Administrative Agent under the Credit Documents to any of its Affiliates, which Affiliate shall then be the successor Administrative Agent under the Credit Documents. The Administrative Agent may also, upon 30 days' prior notice to the Borrower, voluntarily resign. If the initial or any successor Administrative Agent ever ceases to be a party to this Agreement or if the initial or any successor Administrative Agent ever resigns, then the Required Lenders shall (which, if no Event of Default or Potential Default has occurred and is continuing, is subject to the Borrower's approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If the Required Lenders fail to appoint a successor Administrative Agent within 30 days after the resigning Administrative Agent has given notice of resignation, then the resigning Administrative Agent may, on behalf of the Lenders, upon 30 days prior notice to the Borrower, appoint a successor Administrative Agent, subject (at any time no Event of Default or Potential Default has occurred and is continuing) to the Borrower's prior written consent that may not be unreasonably withheld, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under the Credit Documents, and each Lender shall execute the documents that any Lender, the resigning Administrative Agent or the successor Administrative Agent reasonably requests to reflect the change. After any Administrative Agent's resignation as the Administrative Agent under the Credit Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was the Administrative Agent under the Credit Documents.

         (c) RIGHTS AS LENDER. The Administrative Agent, in its capacity as a Lender, has the same Rights under the Credit Documents as any other Lender and may exercise those Rights as if it were not acting as the Administrative Agent. The Administrative Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and the Borrower agree that the Administrative Agent is not a fiduciary for the Lenders or the Borrower but is simply acting in the capacity described in this Agreement to alleviate administrative burdens for the Borrower and the Lenders, that the Administrative Agent has no duties or responsibilities to the Lenders or the Borrower except those expressly set forth in the Credit Documents, and that the Administrative Agent in its capacity as a Lender has the same Rights as any other Lender.

         (d) OTHER ACTIVITIES. The Administrative Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing or other financing transactions with the Borrower, act as trustee or depositary for the Borrower or otherwise be engaged in other transactions with the Borrower (collectively, the "other activities") not the subject of the Credit Documents. Without limiting the Rights of the Lenders specifically set forth in the Credit Documents, neither the Administrative Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of the Borrower that are not contemplated by or included in the Credit Documents, any present or future offset exercised by the Administrative Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities or any property now or hereafter in the Administrative Agent's or any other Lender's possession or control that may be or become security for the obligations of the Borrower arising under the Credit Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by the Administrative Agent or any Lender to reduce the Obligations, then each Lender is entitled to share in the application as provided in the Credit Documents).

         SECTION 12.2. EXPENSES.

         Each Lender shall pay its Commitment Percentage of any reasonable expenses (including court costs, reasonable attorneys' fees and other costs of collection) incurred by the Administrative Agent or in connection with any of the Credit Documents if the Administrative Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Commitment Percentage of any reimbursement that it makes to the Administrative Agent if the Administrative Agent is subsequently reimbursed from other sources.

         SECTION 12.3. PROPORTIONATE ABSORPTION OF LOSSES.

         Except as otherwise provided in the Credit Documents, nothing in the Credit Documents gives any Lender any advantage over any other Lender insofar as the Obligations are concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligations (except to the extent unilateral actions or inactions by any Lender result in the Borrower or any other obligor on the Obligations having any credit, allowance, setoff, defense or counterclaim solely with respect to all or any part of that Lender's part of the Obligations).

         SECTION 12.4. DELEGATION OF DUTIES; RELIANCE.

         The Lenders may perform any of their duties or exercise any of their Rights under the Credit Documents by or through the Administrative Agent, and the Lenders and the Administrative Agent may perform any of their duties or exercise any of their Rights under the Credit Documents by or through their respective Representatives. The Administrative Agent, the Lenders and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by the Administrative Agent, that Lender (but nothing in this clause (a) permits the Administrative Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligations for all purposes until written notice of the assignment or transfer is given to and received by the Administrative Agent (and any request, authorization, consent or approval of any Lender is conclusive and binding on each subsequent holder, assignee or transferee of or Participant in that Lender's portion of the Obligations until that notice is given and received), (c) are not deemed to have notice of the occurrence of an Event of Default unless a responsible officer of the Administrative Agent, who handles matters associated with the Credit Documents and transactions thereunder, has actual knowledge or the Administrative Agent has been notified by a Lender or the Borrower, and (d) are entitled to consult with legal counsel (including counsel for the Borrower), independent accountants, and other experts selected by the Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants or experts.

         SECTION 12.5. LIMITATION OF THE ADMINISTRATIVE AGENT'S LIABILITY.

         (a) EXCULPATION. Neither the Administrative Agent nor any of its Affiliates or Representatives will be liable to any Lender for any action taken or omitted to be taken by it or them under the Credit Documents in good faith and believed by it to be within the discretion or power conferred upon it or them by the Credit Documents or be responsible for the consequences of any error of judgment (except for gross negligence or willful misconduct), and neither the Administrative Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Credit Documents (but nothing in this Agreement negates the obligation of the Administrative Agent to account for funds received by it for the account of any Lender).

         (b) INDEMNITY. Unless indemnified to its satisfaction against loss, cost, liability and expense, the Administrative Agent may not be compelled to do any act under the Credit Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Credit Documents. If the Administrative Agent requests instructions from the Lenders or the Required Lenders, as the case may be, with respect to any act or action in connection with any Credit Document, the Administrative Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may the Administrative Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Required Lenders.

         (c) RELIANCE. The Administrative Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon the Administrative Agent in respect of, (i) the creditworthiness of any Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity or the due execution of any Credit Document, (iii) any representation, warranty, document, certificate, report or statement made therein or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligations or the existence, priority or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Credit Document or (v) observation of or compliance with any of the terms, covenants or conditions of any Credit Document on the part of the General Partner or any Company. EACH LENDER AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE CREDIT DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE CREDIT DOCUMENTS IF THE ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH THE ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT BY THE LENDERS FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, THE ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         SECTION 12.6. EVENT OF DEFAULT.

         If an Event of Default has occurred and is continuing, the Lenders agree to promptly confer in order that the Required Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of the Lenders. The Administrative Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from the Required Lenders. In actions with respect to any Company's property, the Administrative Agent is acting for the ratable benefit of each Lender.

         SECTION 12.7. LIMITATION OF LIABILITY.

         No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither the Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         SECTION 12.8. OTHER AGENTS.

         SunTrust Robinson Humphrey Capital Markets, Inc., a division of SunTrust Capital Markets, Inc., is named on the cover page as "Sole Lead Arranger" but does not, in such capacity, assume any responsibility or obligation under this Agreement for syndication, documentation, servicing, enforcement or collection of any part of the Obligations, nor any other duties, as agent for the Lenders.

         SECTION 12.9. RELATIONSHIP OF LENDERS.

         The Credit Documents do not create a partnership or joint venture between the Administrative Agent and the Lenders or among the Lenders.

         SECTION 12.10. BENEFITS OF AGREEMENT.

         None of the provisions of this Article XII inure to the benefit of any Company or any other Person except the Administrative Agent and the Lenders. Therefore, no Company or any other Person is responsible or liable for, entitled to rely upon or entitled to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with these provisions.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 13.1. NONBUSINESS DAYS.

         Any payment or action that is due under any Credit Document on a non-Business Day may be delayed until the next succeeding Business Day (but interest accrues on any payment until it is made). If, however, the payment concerns a LIBOR Rate Borrowing and if the next succeeding Business Day is in the next calendar month, then that payment must be made on the next preceding Business Day.

         SECTION 13.2. COMMUNICATIONS.

         Unless otherwise specified, any communication from one party to another under any Credit Document must be in writing (which may be by fax) to be effective and will be deemed to have been given (a) if by fax, when transmitted to the appropriate fax number (which, without affecting the date when deemed given, must be promptly confirmed by telephone) or (b) if by any other means, when actually delivered; provided, further, that any such communication to a Company from any Person that is not a Company shall be deemed made to that Company only if it is sent to the Borrower or, if other than the Borrower, to such Company in care of the Borrower. Until changed by notice under this Agreement, the address, fax number and telephone number for the Borrower and the Administrative Agent are stated beside their respective signatures to this Agreement and for each Lender are stated beside its name on Schedule 2.

         SECTION 13.3. FORM AND NUMBER.

         The form, substance and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to the Administrative Agent and the Borrower.

         SECTION 13.4. EXCEPTIONS.

         An exception to any Credit Document covenant or agreement does not permit violation of any other Credit Document covenant or agreement.

         SECTION 13.5. SURVIVAL.

         All Credit Document provisions survive all closings and are not affected by any investigation by any party.

         SECTION 13.6. GOVERNING LAW.

         Unless otherwise specified, each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York and the United States of America.

         SECTION 13.7. INVALID PROVISIONS.

         If any provision of a Credit Document is judicially determined to be unenforceable, then all other provisions of it remain enforceable. If the provision determined to be unenforceable is a material part of that Credit Document, then, to the extent lawful, it shall be replaced by a judicially-construed provision that is enforceable but otherwise as similar in substance and content to the original provision as the context of it reasonably allows.

         SECTION 13.8. AMENDMENTS, SUPPLEMENTS, WAIVERS, CONSENTS AND CONFLICTS.

         (a) ALL LENDERS. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be by a writing executed by the Borrower and executed (or approved in writing, as the case may be) by all the Lenders: (i) extends the due date for, decreases the amount or rate of calculation of or waives the late or non-payment of, any scheduled payment or mandatory prepayment of principal or interest of any of the Obligations or any fees payable ratably to the Lenders under the Credit Documents, except, in each case, any adjustments or reductions that are contemplated by any Credit Document; (ii) changes the definition of "Commitment", "Commitment Percentage" or "Required Lenders", (iii) fully or partially releases or amends any Guaranty except, in each case, as expressly provided by any Credit Document or as a result of a merger, consolidation or dissolution expressly permitted in the Credit Documents; (iv) consents to any assignment by the Borrower under Section 13.10(a); or (v) changes this clause (a) or any other matter specifically requiring the consent of all the Lenders under any Credit Document; provided further, that any amendment or supplement to, or waiver or consent under, any Credit Document that purports to increase or extend any part of any Lender's Commitment must be by a writing executed by the Borrower and executed (or approved in writing, as the case may be) by such Lender. Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender or the Administrative Agent, as the case may be.

         (b) THE ADMINISTRATIVE AGENT. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be by a writing executed by the Borrower and executed (or approved in writing, as the case may be) by the Administrative Agent: (i) extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any fees payable to the Administrative Agent under any Credit Document, except, in each case, any adjustments or reductions that are contemplated by any Credit Document, (ii) increases the Administrative Agent's obligations beyond its agreements under any Credit Document or (iii) changes this clause (b) or any other matter specifically requiring the consent of the Administrative Agent under any Credit Document.

         (c) THE REQUIRED LENDERS. Except as specified above (i) the provisions of this Agreement may be amended and supplemented, and waivers and consents under it may be given, in writing executed by the Borrower, the Required Lenders and the Administrative Agent, if applicable, and otherwise supplemented only by documents delivered in accordance with the express terms of this Agreement and
(ii) each other Credit Document may only be amended and supplemented, and waivers and consents under it may be given, in a writing executed by the parties to that Credit Document that is also executed or approved by the Required Lenders and the Administrative Agent, if applicable, and otherwise supplemented only by documents delivered in accordance with the express terms of that other Credit Document.

         (d) WAIVERS. No course of dealing or any failure or delay by the Administrative Agent, any Lender or any of their respective Representatives with respect to exercising any Right of the Administrative Agent or any Lender under any Credit Document operates as a waiver of that Right. A waiver must be in writing and signed by the parties otherwise required by this Section 13.8 to be effective and will be effective only in the specific instance and for the specific purpose for which it is given.

         (e) CONFLICTS. Although this Agreement and other Credit Documents may contain additional and different terms and provisions, any conflict or ambiguity between the express terms and provisions of this Agreement and express terms and provisions in any other Credit Document is controlled by the express terms and provisions of this Agreement.

         SECTION 13.9. COUNTERPARTS.

         Any Credit Document may be executed in a number of identical counterparts (including, at the Administrative Agent's discretion, counterparts or signature pages executed and transmitted by fax) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. Certain parties to this Agreement may execute multiple signature pages to this Agreement as well as one or more complete counterparts of it, and the Borrower and the Administrative Agent are authorized to execute, where applicable, those separate signature pages and insert them, along with signature pages of other parties to this Agreement, into one or more complete counterparts of this Agreement that contain signatures of all parties to it.

         SECTION 13.10. PARTIES.

         (a) PARTIES AND BENEFICIARIES. Each Credit Document binds and inures to the parties to it and each of their respective successors and permitted assigns. Only those Persons may rely upon or raise any defense about this Agreement. No Company may assign or transfer any Rights or obligations under any Credit Document without first obtaining the consent of all the Lenders, and any purported assignment or transfer without the consent of all the Lenders is void.

         (b) RELATIONSHIP OF PARTIES. The relationship between (x) each Lender and (y) each Company is that of creditor/secured party and obligor, respectively. Financial covenant and reporting provisions in the Credit Documents are intended solely for the benefit of each Lender to protect its interest as a creditor/secured party. Nothing in the Credit Documents may be construed as (i) permitting or obligating any Lender to act as a financial or business advisor or consultant to any Company, (ii) permitting or obligating any Lender to control any Company or conduct its operations, (iii) creating any fiduciary obligation of any Lender to any Company, or (iv) creating any joint venture, agency or other relationship between the parties except as expressly specified in the Credit Documents.

         (c) PARTICIPATIONS. Any Lender may (subject to the provisions of this section, in accordance with applicable Legal Requirement, in the ordinary course of its business, at any time, and with notice to the Borrower) sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligations so long as the minimum amount of such participating interest is $5,000,000. The selling Lender remains a "Lender" under the Credit Documents, the Participant does not become a "Lender" under the Credit Documents, and the selling Lender's obligations under the Credit Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the Borrowings for all purposes under the Credit Documents. The Borrower and the Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Credit Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no Rights under the Credit Documents except as provided in the except clause of the last sentence of this Section 13.10(c). Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Article III with respect to all participations in its part of the Obligations outstanding from time to time so long as the Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under Article III calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification or waiver of any Credit Document except as to matters in
Section 13.8(a)(i) and (ii).

         (d) ASSIGNMENTS. Each Lender may make assignments to any Federal Reserve Bank, provided that any related costs, fees and expenses incurred by such Lender in connection with such assignment or the re-assignment back to it free of any interests of the Federal Reserve Bank, shall be for the sole account of Lender. Each Lender may also assign to one or more assignees (each an "ASSIGNEE") all or any part of its Rights and obligations under the Credit Documents so long as (i) the assignor Lender and Assignee execute and deliver to the Administrative Agent and the Borrower for their consent and acceptance (which may not be unreasonably withheld in any instance and which is not required by the Borrower if an Event of Default has occurred and is continuing) an assignment and assumption agreement in substantially the form of Exhibit E (an "ASSIGNMENT") and pay to the Administrative Agent a processing fee of $1,000 (which payment obligation is the sole liability, joint and several, of that Lender and Assignee), (ii) the assignment must be for a minimum total Commitment of $5,000,000, and, if the assignor Lender retains any Commitment, it must be a minimum total Commitment of $10,000,000, and (iii) the conditions for that assignment set forth in the applicable Assignment are satisfied. The Effective Date in each Assignment must (unless a shorter period is agreed to by the Borrower and the Administrative Agent) be at least five Business Days after it is executed and delivered by the assignor Lender and the Assignee to the Administrative Agent and the Borrower for acceptance. Once such Assignment is accepted by the Administrative Agent and the Borrower, and subject to all of the following occurring, then, on and after the Effective Date stated in it (A) the Assignee automatically shall become a party to this Agreement and, to the extent provided in that Assignment, shall have the Rights and obligations of a Lender under the Credit Documents, (B) in the case of an Assignment covering all of the remaining portion of the assignor Lender's Rights and obligations under the Credit Documents, the assignor Lender shall cease to be a party to the Credit Documents, (C) the Borrower shall execute and deliver to the assignor Lender and the Assignee the appropriate Notes in accordance with this Agreement following the transfer, (D) upon delivery of the Notes under clause (C) the assignor Lender shall return to the Borrower all Notes previously delivered to that Lender under this Agreement, and (E) Schedule 2 shall be automatically amended to reflect the name, address, telecopy number and Commitment of the Assignee, the remaining Commitment (if any) of the assignor Lender and the Commitment of each of the other Lenders, and the Administrative Agent shall prepare and circulate to the Borrower and the Lenders an amended Schedule 2 reflecting those changes. Notwithstanding the foregoing, no Assignee may be recognized as a party to the Credit Documents (and the assignor Lender shall continue to be treated for all purposes as the party to the Credit Documents) with respect to the Rights and obligations assigned to that Assignee until the actions described in clauses (C) and (D) have occurred. The Obligation is registered on the books of the Borrower as to both principal and any stated interest, and transfers of (as opposed to participations in) principal of and interest on the Obligations may be made only in accordance with this Section.

         SECTION 13.11. VENUE, SERVICE OF PROCESS AND JURY TRIAL.

         THE BORROWER IN EACH CASE FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION

OF THE STATE AND FEDERAL COURTS IN NEW YORK, (B) WAIVES, TO THE FULLEST EXTENT LAWFUL, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT AND THE OBLIGATIONS BROUGHT IN ANY STATE COURT IN THE CITY OF NEW YORK, NEW YORK OR IN ANY UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK, (C) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY OR BY DELIVERY BY A NATIONALLY-RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, (E) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY CREDIT DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATIONS MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS, AND (F) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY CREDIT DOCUMENT. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. THE BORROWER ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE ADMINISTRATIVE AGENT AND EACH LENDER HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT ADMINISTRATIVE AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. THE BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications or replacements in respect of the applicable Credit Document. In connection with any Litigation, this Agreement may be filed as a written consent to a trial by the court.

         SECTION 13.12. NON-RECOURSE TO THE GENERAL PARTNER.

         Neither the General Partner nor any director, officer, employee, stockholder, member, manager or agent of the General Partner shall have any liability for any obligations of the Borrower or any other Company under this Agreement or any other Credit Document or for any claim based on, in respect of or by reason of, such obligations or their creation, including any liability based upon or arising by operation of law as a result of, the status or capacity of the General Partner as the "general partner" of the Borrower or any other Company. By executing this Agreement, the Administrative Agent and each Lender expressly waives and releases all such liability.

         SECTION 13.13. CONFIDENTIALITY.

         The Administrative Agent and each Lender agrees (on behalf of itself and each of its Affiliates, and its and each of their respective Representatives) to keep and maintain any non-public information supplied to it by or on behalf of any Company which is identified as being confidential and shall not use any such information for any purpose other than in connection with the administration or enforcement of this transaction. However, nothing herein shall limit the disclosure of any such information (a) to the extent required by Legal Requirement, (b) to counsel of the Administrative Agent or any Lender in connection with the transactions provided for in this Agreement, (c) to bank examiners, auditors and accountants, or (d) any Assignee or Participant (or prospective Assignee or Participant) so long as such Assignee or Participant (or prospective Assignee or Participant) first enters into a confidentiality agreement with the Administrative Agent or such Lender.

         SECTION 13.14. ENTIRETY.

         THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT WITH RESPECT TO SUBJECT MATTER SET FORTH THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the date first stated in this Credit Agreement.

TEPPCO Partners, L.P.                  TEPPCO PARTNERS, L.P., as Borrower
America Tower Bldg.
2929 Allen Parkway, Suite 3200         By   TEXAS EASTERN PRODUCTS
Houston, TX  77019                          PIPELINE COMPANY, LLC, as General
Attn:                                       Partner

Phone:                                      By /s/ CHARLES H. LEONARD
Fax:                                          ----------------------------------
                                              Name: Charles H. Leonard
                                              Title: SVP & CFO



SunTrust Bank                          SUNTRUST BANK, as Administrative Agent
303 Peachtree Street, N.E.,            and Lender
10th Floor
Atlanta, GA 30308
Attn:                                  By /s/ STEPHEN A. MCKENNA
                                         ---------------------------------------
                                         Name: Stephen A. McKenna
Phone:                                   Title: Managing Director & Senior Risk
Fax:                                            Officer